UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

LIVENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 4, 2022

In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Livent Corporation intends to release definitive copies of this Proxy Statement to security holders on or about March 17, 2022.

DEAR STOCKHOLDER

PIERRE BRONDEAU

CHAIRMAN OF THE BOARD

March 17, 2022

It is my pleasure to invite you to attend the Company’s 2022 Annual Meeting of Stockholders. The meeting will be held virtually via live webcast on Tuesday, April 26, 2022, at 2:00 p.m. EDT. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/LTHM2022, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, we will report to you on the Company’s earnings results and other achievements during 2021. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

Sincerely,

PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 4, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 26, 2022
2:00 p.m. EDT

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/LTHM2022. There will be no physical location for stockholders to attend.

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Livent Corporation. We will hold the meeting virtually via live webcast at the time and web page noted above. At the meeting, we will ask you to:

1.	Elect three Class I directors to terms expiring in 2025.
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022.
3.	Hold an advisory (non-binding) vote on named executive officer compensation.
4.	Approve proposed amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the board of directors.
5.	Approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.
6.	Approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate provisions that have become obsolete since our spin-off from FMC Corporation.
7.	Consider and act upon any other business properly brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR, AND VOTES FOR PROPOSALS 2, 3, 4, 5 and 6.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the virtual meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2022:

The proxy statement and the annual report to security holders are available at www.livent.com.

By order of the Board of Directors,

SARA PONESSA

Vice President,

General Counsel and Secretary

March 17, 2022

LIVENT CORPORATION  |  2022 PROXY STATEMENT      4

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I.   GENERAL INFORMATION

SOLICITATION OF PROXIES

The Board of Directors (“Board”) of Livent Corporation (the “Company”, “Livent” or “we”) is soliciting proxies for use at the Company’s 2022 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “Annual Meeting”). On or about March 17, 2022, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

AGENDA ITEMS

The agenda for the Annual Meeting is to:

1.	Elect three Class I directors to terms expiring in 2025;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022;
3.	Conduct an Advisory (Non-Binding) vote on named executive officer compensation;
4.	Approve proposed amendments to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-Laws (“By-Laws”) to declassify the board of directors;
5.	Approve a proposed amendment to the Company’s Certificate of Incorporation to eliminate supermajority voting requirements;
6.	Approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate provisions that have become obsolete since our spin-off from FMC Corporation; and
7.	Conduct other business properly brought before the meeting.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www. virtualshareholdermeeting.com/LTHM2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:30 p.m. Eastern Daylight Savings Time (“EDT”) on April 26, 2022. The meeting will begin promptly at 2:00 p.m. EDT on April 26, 2022.

Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your 16-digit control number. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

This year’s stockholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www. virtualshareholdermeeting.com/LTHM2022. We will post questions and answers, if applicable to our business, on our Investor Relations website shortly after the meeting.

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INFORMATION ABOUT VOTING

WHO CAN VOTE

You can vote at the Annual Meeting if you were a holder of the Company’s common stock, par value of $0.001 per share (“Common Stock”), on the record date. The record date is the close of business on February 28, 2022. You will have one vote for each share of Common Stock. As of the record date, there were 161,799,507 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in one of four ways:

■	You can vote by signing and returning the enclosed proxy card if you have elected to receive a full set of proxy materials. This will authorize and instruct the individuals named on the card to vote your shares at the Annual Meeting in the way you indicate;
■	You can vote by internet prior to the Annual Meeting;
■	You can vote by telephone prior to the Annual Meeting; or
■	You can cast your vote by internet at the Annual Meeting.

The meeting can be accessed by visiting www. virtualshareholdermeeting.com/LTHM2022, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

USE OF PROXIES

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2, 3, 4, 5 and 6, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

QUORUM REQUIREMENT

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

VOTE REQUIRED FOR ACTION

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2 and 3 (which is non-binding) require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting, and adoption of Proposals 4, 5 and 6 require the affirmative vote of the holders of at least 80% of all outstanding shares of the Company entitled to vote at the meeting.

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ABSTENTIONS OR LACK OF INSTRUCTIONS TO BANKS OR BROKERS

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2 through 6, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange (“NYSE”) rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors, the non-binding advisory vote regarding named executive officer compensation, the amendments to the Certificate of Incorporation and By-Laws to declassify the Board of Directors, the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements, and the amendment to the Certificate of Incorporation to eliminate obsolete provisions are considered non-routine matters.

In the event of a broker non-vote in the election of directors or the non-binding advisory vote regarding named executive officer compensation at the Annual Meeting, the broker non-vote will not have any effect on the outcome in as much as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted. In the event of a broker non-vote with respect to the amendments to the Certificate of Incorporation and By-Laws to declassify the Board of Directors, the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements or the amendment to the Certificate of Incorporation to eliminate obsolete provisions, the broker non-vote will have the effect of a vote against the proposals inasmuch as adoption of Proposals 4, 5 and 6 require the affirmative vote of the holders of at least 80% of all outstanding shares of common stock entitled to vote at the meeting.

REVOKING A PROXY

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

■	Sending a written notice to the Corporate Secretary of Livent;
■	Delivering a properly executed, later-dated proxy; or
■	Attending the Annual Meeting and voting by internet, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”.

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II.  THE PROPOSALS TO BE VOTED ON

PROPOSAL 1     ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their death, resignation or removal or their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he or she is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

The Board of Directors currently consists of nine directors, divided into the following three classes:

■	The Class I directors are Michael F. Barry, Steven T. Merkt and Pablo Marcet, and their terms will expire at the Annual Meeting;
■	The Class II directors are Paul W. Graves, Andrea E. Utecht and Christina Lampe-Önnerud, and their terms will expire at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”); and
■	The Class III directors are Pierre Brondeau, G. Peter D’Aloia, and Robert C. Pallash, and their terms will expire at the 2024 annual meeting of stockholders.

All of our Class I directors have been nominated to serve as Class I directors and have agreed to stand for election. If elected, the Class I directors’ next term will expire at the 2025 annual meeting of stockholders. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that each of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MICHAEL F. BARRY, STEVEN T. MERKT AND PABLO MARCET TO THE BOARD OF DIRECTORS AS CLASS I DIRECTORS AS DESCRIBED ABOVE.

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PROPOSAL 2     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2022.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the fiscal years 2020 and 2021, KPMG’s fees, all of which were approved by the Audit Committee, are included in the table below.

($000)	2020	2021
Audit Fees(1)	$2,490	$2,783
Audit Related Fees(2)	55	9
Tax Fees(3)	164	290
All Other Fees(4)	0	0
TOTAL	$2,709	$3,082
(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and quarterly reviews of the financial statements included in the Company’s Reports on Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings.
(2)	Fees for services performed by KPMG that include audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.
(3)	Fees for professional services performed by KPMG with respect to tax compliance reviews.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above.

PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Pre-Approval Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee by both the Company’s Chief Financial Officer and the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer, such request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee subject to a $100,000 limit for each request, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

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PROPOSAL 3     ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our Board of Directors is submitting a proposal providing our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”). In 2020, our stockholders voted that we should conduct a non-binding advisory vote on executive compensation (“Say on Pay”) on an annual basis. In line with that advisory vote, our Board of Directors determined that Livent will conduct a Say on Pay vote annually.

This advisory vote on named executive officer compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Organization Committee of the Board (the “Compensation Committee”) may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation Committee believe that the Company’s executive compensation programs and policies and the compensation decisions described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with individual and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) promote retention of the NEOs and other senior leaders.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE RESOLUTION.

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PROPOSAL 4     AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors is submitting for approval by stockholders the following proposed amendments to the Certificate of Incorporation and By-Laws to eliminate, over a period of three years, the classification of its Board of Directors, without affecting the unexpired terms of directors.

The Company’s Certificate of Incorporation and By-Laws currently provide that the Board of Directors shall be divided into three classes of directors, with each class elected every three years for a three-year term. The structure was put into place by the Company’s former parent at the time of Company’s initial public offering in 2018 (“IPO”) in order to provide the then-new Company with stability and continuity to develop and implement the best long-term strategic course for the Company to create value. After considering the advantages and disadvantages of declassification, including feedback from stockholders and views of commentators, the Board of Directors has determined it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation and By-Laws to declassify the Board of Directors over the next three years. The Board of Directors believes that a declassified board structure should be phased-in so that directors serving immediately following the 2022 Annual Meeting can serve out the terms to which they have been elected. Approval by stockholders of this proposal would result in a fully declassified Board of Directors by the 2025 annual meeting of stockholders.

The Company presented this proposal to stockholders at the 2020 and 2021 annual meetings of stockholders, but the proposal did not receive the requisite affirmative vote of 80% of the total voting power of all outstanding shares of the Company at either meeting, so the proposal was not approved. The Board of Directors is presenting this proposal to stockholders again in the hope that it will be approved by the requisite vote of stockholders.

If the proposed amendments are adopted and become effective, directors in office immediately after the 2022 Annual Meeting would serve out their three-year terms, but directors elected by stockholders beginning at the 2023 annual meeting of stockholders would be elected to one-year terms. Beginning at the 2025 annual meeting of stockholders, all directors would be subject to annual election for one-year terms.

The pertinent sections of Article 5 of the Certificate of Incorporation and Article 4 of the By-Laws, as they would be amended upon stockholder approval of this proposal to declassify the Board of Directors and make related changes, are attached as Appendices A-1 and A-2 to this Proxy Statement, respectively.

The Board of Directors has unanimously approved, adopted and declared advisable the amendments to the Certificate of Incorporation and By-Laws to declassify our Board of Directors in phases and make related changes as described above. The Board of Directors has also adopted resolutions recommending that these proposed amendments be submitted to stockholders and recommending that stockholders approve them.

The affirmative vote of 80% of the total voting power of all outstanding shares of the Company is required to approve this Proposal 4 to amend the Certificate of Incorporation and By-Laws to declassify the Company’s Board of Directors as described above. See information about the voting standard for this proposal on page 6.

Consistent with Delaware law, because the Board of Directors is classified, the Certificate of Incorporation currently provides that the directors are removable by stockholders only “for cause.” Upon the full declassification of the Board of Directors as of the 2025 annual meeting of stockholders, all directors would be removable “with or without cause” upon the vote of stockholders holding a majority of the voting power of the then-outstanding shares of all classes and series of capital stock of the Company entitled to vote at any annual or special meeting of stockholders.

If approved, this proposal would become effective, and the amendments to Article 5 of the Certificate of Incorporation and Article 4 of the By-laws described in Appendices A-1 and A-2 to this Proxy Statement would be implemented, upon the filing of a Certificate of Amendment containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL 5     AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Board of Directors is submitting for approval by stockholders the following proposed amendment to the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement.

The Certificate of Incorporation currently requires a supermajority vote of at least 80% of outstanding stock of the Company to (i) approve certain business combinations with an “interested stockholder,” which is defined generally as a person owning 10% or more of the Company’s voting stock, or any affiliate or associate of that person, and (ii) alter, amend or repeal provisions of the Certificate of Incorporation relating to (A) the election and removal of directors, (B) special meetings and shareholder actions by written consent, (C) Section 203 of the Delaware Act, (D) certain corporate opportunities, (E) certain business combinations, (F) exclusive forum and (G) amendments to the Certificate of Incorporation. This proposed amendment would reduce the required stockholder approval for these actions to a simple majority of the voting power of the Company’s outstanding shares.

A copy of Articles 8 and 9 of the Certificate of Incorporation, as such Articles would be amended upon stockholder approval of this proposal to replace supermajority voting requirements with a simple majority of outstanding shares requirement, is attached as Appendix B to this Proxy Statement.

Our Nominating and Corporate Governance Committee and the Board frequently review the Company’s governance structure and practices. Based on that review, which included consideration of current good governance practices and the advantages and disadvantages of the supermajority provisions, the Board of Directors has unanimously approved and recommends that stockholders approve the amendment to the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement.

The Company presented this proposal to stockholders at the 2020 and 2021 annual meetings of stockholders, but the proposal did not receive the requisite affirmative vote of 80% of the total voting power of all outstanding shares of the Company at either meeting, so the proposal was not approved. The Board of Directors is presenting this proposal to stockholders again in the hope that it will be approved by the requisite vote of stockholders.

The affirmative vote of 80% of the total voting power of all outstanding shares of the Company is required to approve this Proposal 5 to amend the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement as described above. See information about the voting standard for this proposal on page 6.

If approved, this proposal would become effective, and the amendments to Articles 8 and 9 of the Certificate of Incorporation described in Appendix B to this Proxy Statement would be implemented, upon the filing of a Certificate of Amendment containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

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PROPOSAL 6     AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE PROVISIONS THAT HAVE BECOME OBSOLETE SINCE OUR SPIN-OFF FROM FMC CORPORATION

The Board of Directors is submitting for approval by stockholders the following proposed amendment to the Certificate of Incorporation to eliminate provisions in the Certificate of Incorporation that have become obsolete since our spin-off from FMC Corporation.

The Certificate of Incorporation currently includes certain references to FMC Corporation, which were included in the Certificate of Incorporation at the time of the Company’s initial public offering, after which FMC Corporation continued to control the Company through majority stock ownership. Given the length of time since the Company’s separation from FMC Corporation, these references are obsolete and no longer serve any purpose. This proposed amendment would (i) delete Article 7, related to “Certain Corporate Opportunities,” in its entirety, and (ii) delete references to FMC Corporation in two places in Article 8.

A copy of Articles 7 and 8 of the Certificate of Incorporation, as such Articles would be amended upon stockholder approval of this proposal to eliminate provisions that refer to FMC Corporation, is attached as Appendix C to this Proxy Statement.

The Board of Directors has unanimously approved, adopted and declared advisable the amendment to the Certificate of Incorporation as described in this proposal. The Board of Directors has also adopted resolutions recommending that these proposed amendments be submitted to stockholders and recommending that stockholders approve them.

The affirmative vote of 80% of the total voting power of all outstanding shares of the Company is required to approve this Proposal 6 to amend the Certificate of Incorporation to eliminate provisions that refer to FMC Corporation as described above. See information about the voting standard for this proposal on page 6.

If approved, this proposal would become effective, and the amendments to Articles 7 and 8 of the Certificate of Incorporation described in Appendix C to this Proxy Statement would be implemented, upon the filing of a Certificate of Amendment containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PROVISIONS THAT HAVE BECOME OBSOLETE SINCE OUR SPIN-OFF FROM FMC CORPORATION.

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III.  BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in areas relevant to the Company’s lines of business; (iv) objectivity; and (v) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties. Our Statement of Governance Principles, Policies and Procedures requires that a majority of directors must be ‘independent’ within the meaning of the Sarbanes Oxley Act and NYSE Listing Standards.

BOARD REFRESHMENT AND DIVERSITY

A continuing priority of the Board is ensuring the Board is composed of directors who bring diverse perspectives and viewpoints and have a variety of skills, experiences and backgrounds to enable the Board to effectively fulfill its governance responsibilities and represent the long-term interests of its stockholders. The Nominating and Corporate Governance Committee and the Board regularly monitor the composition of the Board and evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with proven business track records who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The Nominating and Corporate Governance Committee and the Board are focused on identifying individuals whose characteristics will enable them to make meaningful contributions to the shaping of our business strategy.

As part of its consideration of director nominations and director succession, the Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of Board members such as integrity, successful business experience, stature in their own fields of endeavor, diversity of perspectives, recognized experience in Livent’s lines of business, and leadership in areas such as government service, academia, finance and international trade. We aim for a substantial representation of the independent Board members to be active or retired senior executives. A range in the age of Board members is also targeted to allow staggered retirement and replacement of desired skills on a planned basis with appropriate continuity. The Board is mindful that director tenure is an important consideration in evaluating Board composition. The average tenure of the director nominees is approximately 3.14 years.

Additionally, due to the global and complex nature of our business, we believe that maintaining a diverse Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee casts a wide net and considers candidates whose diversity is based on race, ethnicity, national origin, gender, industry experience, type of position held, and other corporate board experience. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

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The table below provides certain highlights of the diversity characteristics of our directors:

Board Diversity Matrix
Board Size:
Total Number of Directors		9
Gender:	Men		Women
Number of directors based on gender identity	7		2
Number of directors who identify as non-binary		0
Number of directors who identify in any of the categories below:
White	6		2
Two or More Races or Ethnicities from among the following:	1
African American or Black, Alaskan Native or American Indian, Asian,	(Hispanic /		0
Hispanic or Latinx, Native Hawaiian or Pacific Islander, or White	White)
	U.S.A – 2
	U.K. – 2
National Origin	Argentina – 1		U.S.A – 1
	Brazil – 1		Sweden – 1
	France – 1
LGBTQ+		0

The professional experience, qualifications, skills and expertise of each director is set forth below.

NOMINEES FOR DIRECTOR

CLASS I DIRECTORS, NEWTERM EXPIRING IN 2025

MICHAEL F. BARRY

Age 63 Director since: 2018

PRINCIPAL OCCUPATION:

Former Chief Executive Officer and President of Quaker Chemical Corporation d/b/a Quaker Houghton, and Chairman of the Board of Quaker since May 2009

Mr. Barry held various leadership and executive positions of increasing responsibility after joining Quaker in 1998, including Chief Executive Officer and President from October 2008 to November 2021, Senior Vice President and Managing Director–North America from January 2006 to October 2008; Senior Vice President and Global Industry Leader–Metalworking and Coatings from July to December 2005; Vice President and Global Industry Leader–Industrial Metalworking and Coatings from January 2004 to June 2005; and Vice President and Chief Financial Officer from 1998 to August 2004. He ceased being the Chief Executive Officer and President of Quaker Chemical Corporation on November 30, 2021, but remained as an employee until December 31, 2021. Mr. Barry continues to serve in his role as Chairman of the Board of Directors.

OTHER BOARD EXPERIENCE:

Mr. Barry serves as the Chairman of Quaker’s Board of Directors. Mr. Barry was also a member of the Board of Directors of Rogers Corporation, from which he retired in May 2020. Furthermore, Mr. Barry serves on the Board of Trustees of Drexel University and the Advisory Board of Drexel University’s Gupta Governance Institute.

QUALIFICATIONS:

Mr. Barry’s significant business experience resulting from senior executive positions in the global chemical industry, and his service as a director of other public companies, make him a valuable contributor to our Board of Directors.

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STEVENT. MERKT

Age 54 Director since: 2018

PRINCIPAL OCCUPATION:

President of the Transportation Solutions segment at TE Connectivity Ltd., one of the world’s largest suppliers of connectivity and sensor solutions to the automotive and commercial vehicle marketplaces, since August 2012

Before August 2012, Mr. Merkt was President of TE’s Automotive business. Since joining TE in 1989, Mr. Merkt has held various leadership positions in general management, operations, engineering, marketing, supply chain, and new product launches.

OTHER BOARD EXPERIENCE:

Mr. Merkt is a member of the Board of Directors of the Isonoma Foundation, a foundation whose mission is to help diminish disparities in healthcare, housing and education in the Philadelphia and Harrisburg regions of Pennsylvania.

QUALIFICATIONS:

Mr. Merkt’s experience particularly in the automotive and commercial vehicle sectors makes him a valuable contributor to our Board.

PABLO MARCET

Age 58 Director since: February, 2020

PRINCIPAL OCCUPATION:

Founder and President, Geo Logic S.A. since 2003

Mr. Marcet is the founder of Geo Logic S.A., a management consulting company that services the mining sector, and has served as President since 2003. He also served as the President and Chief Executive Officer of Waymar Resources Limited, a Canadian mineral exploration company, from 2010 to 2014, until its acquisition by Orosur Mining Inc. Prior to this, Mr. Marcet served as President, Subsidiaries and Operations, Argentina, of Northern Orion Resources Inc. from 2003 until 2007, and held senior roles with BHP Billiton from 1988 until 2003.

OTHER BOARD EXPERIENCE:

Mr. Marcet serves on the Board of Directors of St. George’s College, a private school in Argentina. Previously, Mr. Marcet was a member of the Board of Directors of U3O8 Corp., a uranium and battery commodities company, from 2011 until August 2020, Esrey Resources Ltd. from 2017 until 2020, Barrick Gold Corporation from 2016 until 2019, Orosur Mining Inc. from 2014 until 2016, and Waymar Resources Limited from 2010 until 2014.

QUALIFICATIONS:

Mr. Marcet’s significant business experience in the mining industry in Latin America, and particularly in Argentina, make him a valuable contributor to the Board of Directors.

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CONTINUING DIRECTORS

CLASS II DIRECTORS, TERM EXPIRING IN 2023

PAUL W. GRAVES

Age 51 Director since: 2018

PRINCIPAL OCCUPATION:

President, Chief Executive Officer and Director of Livent since 2018

Before joining Livent, Mr. Graves served as Executive Vice President and Chief Financial Officer of FMC from 2012 to 2018. Mr. Graves previously served as a managing director and partner in the Investment Banking Division at Goldman Sachs Group in Hong Kong and was the co-head of Natural Resources for Asia (excluding Japan). In that capacity, he was responsible for managing the company’s Pan-Asian Natural Resources Investment Banking business. Mr. Graves also served as Global Head of Chemical Investment Banking for Goldman Sachs, which he joined in 2000. Mr. Graves previously held finance and auditing roles of increasing responsibility at Ernst & Young, British Sky Broadcasting Group, ING Barings and J. Henry Schroder & Co.

OTHER BOARD EXPERIENCE:

Mr. Graves was a member of the Board of Directors of Lydall, Inc. from April 2021 until October 2021. Mr. Graves also serves on the Board of Directors of Nemaska Lithium, Inc.

QUALIFICATIONS:

Mr. Graves’s in-depth knowledge of the lithium business, his experience as FMC’s Chief Financial Officer and his financial expertise enables him to offer valuable insights to our Board of Directors.

ANDREA E. UTECHT

Age 73 Director since: 2018

PRINCIPAL OCCUPATION:

Retired Executive Vice President, General Counsel and Secretary of FMC Corporation

Ms. Utecht joined FMC in July 2001 as Chief Legal Officer and served as FMC’s Vice President, General Counsel and Secretary from January 2002, and as Executive Vice President from 2011 until her retirement from FMC on March 31, 2019. Prior to joining FMC, Ms. Utecht was Senior Vice President, Secretary and General Counsel of ATOFINA Chemicals, Inc. (now known as Arkema Inc.). She was with ATOFINA and its predecessor companies for 20 years, including three years as Vice President for acquisitions and divestitures.

QUALIFICATIONS:

Ms. Utecht’s legal experience and intimate knowledge of the lithium business make her a significant contributor to the Board of Directors.

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CHRISTINA LAMPE-ÖNNERUD

Age 55 Director since: February, 2020

PRINCIPAL OCCUPATION:

Founder, Chairperson and Chief Executive Officer of Cadenza Innovation, Inc. since 2012

Dr. Lampe-Önnerud is an internationally recognized expert on Lithium-ion batteries and energy storage. She currently serves as Founder, Chairperson and Chief Executive Officer of Cadenza Innovation, Inc., a Lithium-ion battery technology provider to the transportation, utility and commercial/industrial markets. Earlier in her career, she founded Boston-Power, Inc. a global Lithium-ion battery manufacturer, where she served as Chairperson and Chief Executive Officer. She has also held a senior executive position at hedge fund firm Bridgewater Associates, LP and served as Director and Partner in the Technology and Innovation Practice at innovation and management consulting firm, Arthur D. Little, Inc.

OTHER BOARD EXPERIENCE:

In addition to her role as Chairperson for Cadenza Innovation’s Board of Directors, Dr. Lampe-Önnerud serves on the board of the New York Battery and Energy Storage Technology Consortium. Previously, she served on the boards for FuelCell Energy, Inc. from 2018 until 2019, Syrah Resources Limited from 2016 until 2019, and Boston-Power, Inc. from 2005 until 2012.

QUALIFICATIONS:

Renowned for her pioneering work in developing and commercializing Lithium-ion batteries, Dr. Lampe-Önnerud holds more than 80 patents. She is a two-time World Economic Forum Technology Pioneer winner, an organization for which she co-chaired its Global Futures Council on Energy Technologies. She has served as an advisor to the United Nations, is member of Sweden’s Royal Academy of Engineering Sciences and serves on MIT’s Visiting Committee for the Chemistry Department. Dr. Lampe-Önnerud’s Lithium-ion battery industry experience and her executive positions at technology-based businesses makes her a significant contributor to the Board of Directors.

CLASS III DIRECTORS, TERM EXPIRING IN 2024

PIERRE BRONDEAU

Age 64 Director since: 2018

PRINCIPAL OCCUPATION:

Chairman, Livent since 2018

Mr. Brondeau joined FMC as President and Chief Executive Officer in January 2010 and became its Chairman in October 2010 and Executive Chairman in June 2020. He resigned as President in June 2018, as Chief Executive Officer in June 2020, and as Executive Chairman in April 2021, and retired as an employee of FMC coincident with his retirement as Executive Chairman. Before joining FMC, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008.

OTHER BOARD EXPERIENCE:

Mr. Brondeau serves as the Chairman of the Board of Directors of FMC as a non-employee Director. Mr. Brondeau is also a member of the Board of Directors of TE Connectivity, where he serves as the Lead Independent Director. Until March 2016, Mr. Brondeau served on the Board of Directors of Marathon Oil Corporation.

QUALIFICATIONS:

Mr. Brondeau’s past roles as Executive Chairman and CEO of FMC, where he was responsible for the Lithium Division, and his former senior executive positions in the chemical industry, make him an important contributor to the Board of Directors.

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G. PETER D’ALOIA

Age 77 Director since: 2018

PRINCIPAL OCCUPATION:

Former Managing Director and member of the Board of Directors of Ascend Performance Materials Holdings, Inc., a producer of Nylon 66 and related chemicals

Mr. D’Aloia served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. from June 1, 2009 until March 31, 2017. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by Honeywell (formerly AlliedSignal Inc.), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector.

OTHER BOARD EXPERIENCE:

Mr. D’Aloia is a member of the Board of Directors of Wabco, Inc. Mr. D’Aloia served as a member of the Board of Directors of FMC from 2002 until April 2020 (including service on its Audit Committee). Mr. D’Aloia also served on the Board of Directors of ITT Inc. until May 2017.

QUALIFICATIONS:

Mr. D’Aloia’s significant financial and business experience resulting from senior executive and financial roles in large manufacturing operations, and his service as a director of other public companies, make him highly qualified to be a director of the Company.

ROBERT C. PALLASH

Age 70 Director since: 2018

PRINCIPAL OCCUPATION:

Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer

From January 2008 until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and emerged from bankruptcy in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999.

OTHER BOARD EXPERIENCE:

Mr. Pallash has served as a member of the Board of Directors of FMC since 2008, and he served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation until December 2013.

QUALIFICATIONS:

Mr. Pallash’s international experience, particularly in Asia, a critical region for the lithium and broader energy storage supply chain, and his automotive industry experience enable him to bring significant value as a member of the Board of Directors.

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IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS

During 2021, the Board of Directors held three regular meetings and two telephonic meetings. All incumbent directors attended every meeting of the Board. One director who serves on the Sustainability Committee missed one meeting. All other directors attended each meeting of each committee on which the director served during 2021. The average attendance rate for all Board and committee meetings was more than 98%.

COMMITTEES AND INDEPENDENCE OF DIRECTORS

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Sustainability Committee. The Audit Committee, the Compensation and Organization Committee, the Nominating and Corporate Governance Committee and the Sustainability Committee are entirely composed of independent directors as determined by the Board on the basis set forth above.

The Board has affirmatively determined that each of Messrs. Barry, Brondeau, D’Aloia, Marcet, Merkt and Pallash, Ms. Lampe-Önnerud and Ms. Utecht meets the NYSE rules regarding independence and has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
■	Review with management the Company’s earnings releases
■	Monitor the Company’s compliance with legal and regulatory requirements
■	Review the effectiveness and adequacy of the Company’s internal controls
■	Review federal income tax issues
■	Review the Company’s policies with respect to risk assessment, risk management, workplace discrimination and harassment
■	Review environmental matters
■	Review significant changes in accounting policies
■	Review potentially significant litigation
■	Select the independent registered public accounting firm and confirm its independence
■	Pre-approve audit and non-audit services provided by the independent registered public accounting firm
■	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function

Members: Mr.  Barry (Chair), Mr.  D’Aloia, Mr.  Merkt and Ms. Lampe-Önnerud. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined by SEC and NYSE rules, that Messrs. Barry, D’Aloia, and Merkt meet the SEC requirements for an “audit committee financial expert,” and that Ms. Lampe-Önnerud is “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2021: five.

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COMPENSATION AND ORGANIZATION COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee (the “Compensation Committee”), including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee include, among other things:

■	Review and approve compensation policies and practices for senior executives
■	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
■	Review, as necessary, the Company’s compensation programs, policies and practices with respect to risk assessment
■	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives
■	Approve issuances of equity and other incentive awards to the Chief Executive Officer and other executive officers
■	Administer the Company’s Incentive Compensation and Stock Plan and determine whether to authorize any delegation permitted under the plan
■	Review significant organizational changes and their business impact, and monitor succession planning
■	Recommend to the Board of Directors candidates for officers of the Company
■	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
■	Conduct an annual self-assessment
■	Assess stockholder Say on Pay advisory votes and recommend to the Board of Directors the frequency of future Say on Pay votes
■	Oversee evaluation of management performance and development
■	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies
■	Assist the Board of Directors in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to human capital management, including, but not limited to, those policies and strategies regarding corporate culture, talent acquisition and retention, pay equity, career development and employment practices
■	Review human capital management disclosures in the Company’s SEC filings
■	Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement
■	Review stockholder votes (to the extent applicable) and other input on executive compensation practices and independently determine if any changes are necessary
■	Prepare the Compensation Committee Report to be included in the Company’s annual proxy statement or Form 10-K, if required
■	Oversee engagement with stockholders and proxy advisory firms on executive compensation matters

Members: Mr. D’Aloia (Chair), Mr. Barry and Mr. Marcet. The Board of Directors has determined that each member of the Compensation and Organization Committee is independent as defined by NYSE rules.

Number of Meetings in 2021: four.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The role and responsibilities of the Nominating and Corporate Governance Committee are set forth in the Statement of Governance Principles, Policies and Procedures adopted by our Board of Directors. A current copy of this document is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review and recommend candidates for director
■	Review, recommend and prioritize criteria for Board of Directors composition
■	Recommend Board of Directors meeting formats and processes
■	Recommend the number, function, composition and Chair of Board of Directors’ Committees
■	Oversee corporate governance, including an annual review of governance principles
■	Review and approve director compensation policies, including the determination of director compensation
■	Oversee Board of Directors and Committee evaluation procedures
■	Determine director independence
■	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr.  Merkt (Chair), Ms. Lampe-Önnerud and Mr.  Pallash. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by NYSE rules.

Number of Meetings in 2021: three.

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EXECUTIVE COMMITTEE

The Executive Committee will act in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. D’Aloia, and Mr. Graves.

Number of Meetings in 2021: none.

SUSTAINABILITY COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The Committee’s scope will encompass safety, environmental and sustainability programs of the Company and its principal duties include:

■	Monitoring the Company’s Sustainability Program, including program development and advancement, goals and objectives, and progress toward achieving those objectives
■	Employee occupational safety and health, and process safety programs
■	Monitoring environmental responsibility and risk mitigation programs, including those relating to green house gases, water, waste, energy and biodiversity
■	Monitoring corporate social responsibility programs, including those relating to community, health and safety, human rights, responsible supply chain, and diversity, equity and inclusion (“DE&I”)
■	Reviewing sustainability disclosures, including the Company’s Annual Sustainability Report
■	Audits and assurance of sustainability data and data collection methodology, including through independent third party audits, studies, and sustainability rating bodies
■	Sustainability management systems

Members: Mr. Pallash (Chair), Mr. Brondeau, Mr. Marcet and Ms. Utecht.

Number of Meetings in 2021: four.

DIRECTOR WHO PRESIDES OVER EXECUTIVE SESSIONS

In accordance with the Livent Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. These “outside director only” sessions are led by the Chairman of the Board, unless the positions of Chairman of the Board and Chief Executive Officer are not held by separate individuals, in which case these sessions are led by a Lead Director.

DIRECTOR COMPENSATION

COMPENSATION POLICY

The Company maintains the Livent Corporation Compensation Policy for Non-Employee Directors (“Director Compensation Policy”) to provide for the compensation described below. The Board administers the Director Compensation Policy. Competitive market data on director pay levels and design practices are prepared by and reviewed with the Company’s consultant, Aon. The Director Compensation Policy is not applicable to directors who are also employees of the Company or its affiliates. Accordingly, Mr. Graves, our CEO, receives no additional compensation for his service as a director. For a description of the compensation paid to Mr. Graves for his service during 2021 as our CEO, see below under the heading “Executive Compensation”.

RETAINER AND FEES

Currently, each non-employee director is paid an annual retainer of $75,000 or a pro rata amount for any portion of a year served. The retainer is paid in four installments in cash, unless the director elects to receive all or part of it in restricted stock units (“RSUs”). Restricted stock units granted in lieu of an annual cash retainer are awarded on May 1 of the relevant calendar year, and are subject to forfeiture on a pro rata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service

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ceases due to his or her death or disability. Each director who chairs a committee is paid an additional $10,000 per year, except the Chairman of the Compensation Committee is paid $15,000 per year, and the Chairman of the Audit Committee is paid $20,000 per year. The chair of the Executive Committee does not receive any additional compensation with respect to such service. Audit Committee members (other than the Chairman of the Audit Committee) also receive an additional $5,000 annual retainer. The non-executive Chairman is entitled to an additional $20,000 annual retainer. All such annual retainer, committee and Chairman payments are paid in four installments.

ANNUAL GRANT OF RESTRICTED STOCK UNITS

Each non-employee director also receives an annual grant of restricted stock units on May 1 of each calendar year having a value of $90,000 on the date of grant. These annual grants will vest at the annual meeting of stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, the restricted stock units will vest on a pro rata basis if the director dies before the annual meeting at which the units would have otherwise vested.

PAYMENT OF VESTED RESTRICTED STOCK UNITS

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he or she wishes to receive payment in Common Stock of any vested restricted stock units. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of Livent. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

OTHER COMPENSATION

Non-employee directors also receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. The dividend equivalent rights awarded as part of an annual retainer are generally subject to forfeiture on a pro rata basis if a director does not serve on the Board for the full year in respect of which the retainer grant is made, except the forfeiture condition is waived in those circumstances described in the “Retainer and Fees” section above. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans.

DIRECTOR STOCK OWNERSHIP POLICY

The Company has established guidelines setting expectations for the ownership of Company stock by non-employee directors. The Director Stock Ownership Policy requires that within five years of being elected to the Board, each non-employee director hold a minimum of five times the value of the annual cash retainer (the “ownership requirement”), currently $375,000, in Company stock. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. A director has five years from the date of his or her election to the Board to achieve compliance with the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock, other than to satisfy tax liabilities triggered by Company equity grants, unless they will be in compliance with the ownership requirement (calculated on the then current annual cash retainer) immediately following any sale of Common Stock. Compliance with the ownership requirement is measured at the time of any proposed sale or disposition of shares of Common Stock by a director, and after the initial five-year phase-in period, on December 31 of each year.

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DIRECTOR COMPENSATION TABLE 2021

The table below shows the total compensation paid to each non-employee director who served on the Board during 2021.

Name(a)	Fees Earned or Paid in Cash ($)(b)		Stock Awards(1) ($)(c)	All Other Compensation ($)(d)	Total ($)(e)
Pierre F. Brondeau	95,000	(2)	90,010	–	185,010
G. Peter D’Aloia	95,000	(2)	90,010	–	185,010
Michael F. Barry	95,000		90,010	–	185,010
Pablo Marcet	75,000		90,010	–	165,010
Steven T. Merkt	90,000		90,010	–	180,010
Christina Lampe-Önnerud	80,000		90,010	–	170,010
Robert C. Pallash	85,000		90,010	–	175,010
Andrea E. Utecht	75,000		90,010	–	165,010
(1)	The amounts in this column reflect the grant date fair value of directors’ stock awards for 2021 computed in accordance with FASB ASC Topic 718. See Note 12 to the consolidated and combined financial statements contained in Livent’s Annual Report on Form 10-K for the year ended December 31, 2021, for the assumptions used in the valuations that appear in this column. The column includes, for all of the directors, a grant of 4,995 RSUs, with a grant date fair value of $90,010. The number of RSUs outstanding and unvested at fiscal year-end for each director was: 6,364 for each of Messrs. Brondeau and Merkt and 4,995 for the other directors.
(2)	For Messrs. Brondeau and D’Aloia, the amount shown includes the portion of cash fees foregone in the first four months of 2021 based on their election to receive RSUs in lieu of annual retainer cash fees in respect of service on the Board between May 1, 2020 and April 30, 2021, as previously disclosed in our 2021 proxy statement. With respect to service on the Board between May 1, 2021 and April 30, 2022, Messrs. Brondeau and Merkt elected to receive RSUs in lieu of $75,000 of annual retainer cash fees, resulting in the grant of 4,163 RSUs. In this column, we have included the portion of cash fees that were foregone as a result of this election from May 1, 2021 through December 31, 2021. The portion of cash fees foregone in the first four months of 2022 as a result of this election will be reflected in our 2023 annual proxy statement. Should either Mr. Brondeau or Mr. Merkt resign from the Board prior to April 30, 2022, each will forfeit a pro rata portion of the RSU grant.

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CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The positions of Chairman of the Board and Chief Executive Officer of the Company are separate. Mr. Brondeau serves as Chairman of the Board and Mr. Graves serves as our Chief Executive Officer and President. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed. The responsibilities of the Lead Director under this structure would include: serving as the liaison between the Chairman and the non-employee directors, reviewing, advising on or approving information sent to the Board, approving meeting agendas and schedules, calling meetings of the non-employee directors, serving as a member of the Executive Committee, and presiding at all meetings at which the Chairman is not present, including executive sessions of the non-employee directors.

BOARD’S ROLE IN OVERSEEING THE RISK MANAGEMENT PROCESS

Successful management of the Company requires the understanding, identification and management of risk. As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate such risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. Any risk monitoring that is not allocated to a Committee remains with the Board. The Board has determined that a separate Risk Committee is not warranted at this time.

The Company has a robust enterprise risk management program that facilitates identification, communication and management of the most significant risks throughout the Company employing a formalized framework in which risk governance and oversight are largely embedded in existing organizational and control structures.

COMMUNICATING WITH THE BOARD

Stockholders and any interested parties may communicate with the Board of Directors, the Chairman of the Compensation and Organization Committee, or any other individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, Livent Corporation, 1818 Market Street, Philadelphia, PA 19103. All communications will be delivered as addressed.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee is responsible for seeking, screening and recommending to the Board, candidates for Board membership. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications. “The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided it is timely made and that the other information specified in the By-Laws, accompanies the stockholder’s recommendation.

Any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2023 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 26, 2023. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, Livent Corporation, 1818 Market Street, Philadelphia, PA 19103. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

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ANNUAL PERFORMANCE REVIEW

The Nominating and Corporate Governance Committee annually surveys all Directors for evaluation of Board and Committee performance overall and in specific areas of responsibility in accordance with the Company’s Statement of Governance Principles, Policies and Procedures.

The Board and Committees perform annual self-evaluations of their performance. A lengthy questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a shorter questionnaire assessing the performance of his or her Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Chairman of the Nominating and Corporate Governance Committee for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations.

RETIREMENT/RESIGNATION POLICY FOR DIRECTORS

Our Statement of Governance Principles, Policies and Procedures provides that a range in director age is desirable to allow staggered retirement and replacement of desired skills on a planned basis with appropriate continuity.

In accordance with Livent’s director resignation policy, Incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive the required number of votes for his or her re-election and (ii) the Board accepts such resignation.

Non-employee directors are expected to submit their resignation from the Board upon termination of active service as an employee or a significant change in responsibilities, unless requested by the Board to continue as a Board member for an agreed period. The Nominating and Corporate Governance Committee will review the situation and make a recommendation to the Board as to whether to accept the resignation.

Employee directors, specifically including the Company’s Chief Executive Officer, are expected to retire from the Board simultaneous with retirement from the Company unless requested by the Board to continue as a Board member for an agreed upon period.

ATTENDANCE AT ANNUAL MEETINGS

The Company’s policy is that all directors are expected to attend the annual meeting of stockholders. All incumbent directors attended the 2021 Annual Meeting via live webcast.

CORPORATE GOVERNANCE DOCUMENTS

The Company’s website is located at www.livent.com. The following corporate governance documents are posted on the Investor Relations page of the website under Corporate Governance Guidelines:

■	Audit Committee Charter
■	Compensation and Organization Committee Charter
■	Livent Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles)
■	Sustainability Committee Charter

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CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Company has a Code of Ethics and Business Conduct policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller), employees, and suppliers and contractors in their work on behalf of the Company. It is posted on the Investor Relations page of the Company’s website at www.livent.com.

The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on the Corporate Governance Guidelines section of the Investor Relations page of the Company’s website.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. D’Aloia, Barry and Marcet served as members of the Compensation Committee. Each of Messrs. D’Aloia, Barry and Marcet have been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the members listed above has been an officer or employee of the Company, and no executive officer of the Company has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board of Directors.

HUMAN CAPITAL MANAGEMENT

The Board strongly believes that much of the future success of Livent depends on the caliber of its talent and the full engagement and inclusion of its employees in the workplace. Additionally, the Compensation and Organization Committee oversees the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function including but not limited to those policies and strategies regarding corporate culture, talent acquisition and retention, pay equity, career development and employment practices, and the Sustainability Committee oversees various corporate social responsibility programs, including those related to DE&I.

For more information about Livent’s Human Capital Management (“HCM”) practices, please see the section captioned “Human Capital Management” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SUSTAINABILITY

Livent continues its sustainability journey, building upon its heritage as a lithium pioneer and leader for nearly 80 years. Last year, the Company released its second Sustainability Report as a standalone company. The Sustainability Report includes a comprehensive review of the Company’s strategy and performance in key Environmental, Social and Governance (“ESG”) areas. The Company understands the importance to its various stakeholders of establishing an ESG strategy unique to Livent.

For more information about Livent’s sustainability program and updates on the Company’s progress against its sustainability goals, please visit www.livent.com/sustainability. Nothing on the Company’s website, including its Sustainability Report or sections thereof, shall be deemed incorporated by reference into this Proxy Statement.

RELATED PARTY TRANSACTIONS POLICY

The Board’s Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy.

Under the Policy, “Related Parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control.

With respect to any transaction where a related party receives a benefit equal to or in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved by the Audit Committee (or another committee of independent members of the Board) and disclosed where required by SEC rules. The Policy prohibits the Audit Committee (or another committee of independent members of the Board) from approving any related party transaction that such committee determines to be inconsistent with the interests of the Company and its stockholders. The Policy also provides that any related party

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who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

The Policy provides a different standard for the review and approval of an ordinary course of business transaction between the Company and an entity of which a potential director nominee of the Company is an executive officer or significant stockholder of the entity that involve payments in any year to or from the Company in excess of $120,000. If the transaction exceeds the above-mentioned threshold, the transaction must either by approved by the Audit Committee or terminated prior to the director’s election to the Board.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

AGREEMENTS WITH FMC

We became a public company upon completion of the IPO. On March 1, 2019, we became an independent company as a result of FMC’s distribution to FMC stockholders of all 123 million shares of Livent common stock that FMC owned as a pro rata dividend on shares of FMC common stock outstanding at the close of business on February 25, 2019 (the “Distribution”).

In connection with the IPO, we entered into certain agreements with FMC to provide a framework for the Company’s relationship with FMC following the IPO, including but not limited to a Separation and Distribution Agreement, a Shareholders’ Agreement, a Registration Rights Agreement a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, a Trademark License Agreement and several Sublease Agreements. Most of the agreements with FMC have either been terminated or no longer contain material obligations to be performed by Livent. The agreements that are still active and under which Livent still has material obligations are summarized below, while material agreements are filed as exhibits to the Company’s periodic reports filed with the SEC. These summaries are qualified in their entirety by reference to the full text of such agreements.

TAX MATTERS AGREEMENT

We entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The tax matters agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. Under the tax matters agreement, FMC generally will be responsible for all of our income taxes that are reported on combined tax returns with FMC or any of its affiliates for tax periods ending on or before December 31, 2017. For the year ended December 31, 2021, we are expecting $0.5 million of U.S. federal and state tax liabilities. In addition, at December 31, 2021 we had recorded a $0.4 million indemnification liability to FMC for assets where the offsetting uncertain tax position is with FMC and a $0.9 million indemnification asset from FMC regarding uncertain tax positions that are related to our legacy business before the IPO and for which we are indemnified by FMC. We will generally be responsible for all other income taxes, that would be applicable to us if we filed the relevant returns on a standalone basis, and all non-income taxes attributable to our business.

SUBLEASE AGREEMENT

We entered into a Sublease Agreement with FMC, pursuant to which we subleased office space from FMC at our Philadelphia, Pennsylvania location. Under this sublease agreement, we paid FMC rent of approximately $713,000 during the fiscal year ended December 31, 2021. We terminated this Sublease Agreement with FMC during the first quarter of 2021 and relocated our corporate headquarters to another location in Philadelphia, Pennsylvania.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders may make proposals to be considered at the 2023 Annual Meeting. In order to make a proposal for consideration at the 2023 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2023 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the 2023 Annual Meeting.

In addition to being able to present proposals for consideration at the 2023 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2023 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 17, 2022, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, Livent Corporation, 1818 Market Street, Philadelphia, PA 19103.

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V.  SECURITY OWNERSHIP OF LIVENT CORPORATION

MANAGEMENT OWNERSHIP

The following table shows, as of the record date, February 28, 2022, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on February 28, 2022 Livent Common Stock	Percent of Class
Paul W. Graves(1)	858,145	*
Gilberto Antoniazzi(1)	117,778	*
Sara Ponessa(1)	35,716	*
Pierre Brondeau(2)	386,878	*
Michael F. Barry(2)	53,114	*
G. Peter D’Aloia(2)	192,944	*
Christina Lampe-Önnerud(2)	18,071	*
Pablo Marcet(2)	25,071	*
Steven T. Merkt(2)	27,614	*
Robert C. Pallash(2)	65,741	*
Andrea E. Utecht(2)	131,947	*
All current directors and executive officers as a group—11 persons(1)(2)	1,913,019	*
*	Less than one percent of class
(1)	For the NEOs, shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the Livent Nonqualified Savings Plan, and the Livent Qualified Savings Plan for the account of the individual (97,816 for Mr. Graves); and (iii) shares subject to options that are presently exercisable or will be exercisable within 60 days of February 28, 2022 (599,723 for Mr. Graves, 98,238 for Mr. Antoniazzi, 26,667 for Ms. Ponessa, and 724,628 for all current executive officers as a group).
(2)	For the non-employee Directors, shares “beneficially owned” include: (i) shares owned or controlled by the individual; and (ii) restricted stock units that are vested as of February 28, 2022 or that will vest within 60 days thereafter (27,114 for Mr. Merkt, 18,639 for Mr. Barry, 38,388 for Mr. Brondeau, 1,166 for Ms. Utecht, 47,243 for Mr. D’Aloia, 18,071 for each of Ms. Lampe-Önnerud and Mr. Marcet, 34,176 for Mr. Pallash, and 202,868 for all directors as a group). Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company.

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OTHER SECURITY OWNERSHIP

Based on available information, the persons listed in the table below beneficially owned more than five percent of the Company’s outstanding shares of Common Stock as of the dates set forth in the footnotes to the table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	24,877,280	(1)	15.4%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	17,518,192	(2)	10.8%
(1)	According to Amendment No. 2 to the Schedule 13G filed with the SEC on January 27, 2022, BlackRock, Inc. had sole voting power as to 24,682,955 of such shares and sole dispositive power as to all of the shares.
(2)	According to Amendment No. 3 to the Schedule 13G filed with the SEC on February 10, 2022, The Vanguard Group, Inc. had sole voting power as to none of these shares, shared voting power as to 308,350 shares, sole dispositive power as to 17,070,047 shares and shared dispositive power as to 448,145 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of securities. These reports are made on documents referred to as Forms 3, 4, and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of these reports that we have received and written representations that no Form 5 was required from the individuals required to file these reports. Based on this review, we believe that during 2021 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities, except that one Form 4 for Ronald B. Stark to disclose awards of restricted stock units and options on February 22, 2021 was filed one day late due to an administrative delay.

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VI.  EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2021 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”), who were the sole executive officers of the Company in 2021:

Paul W. Graves	President and Chief Executive Officer
Gilberto Antoniazzi	Vice President, Chief Financial Officer and Treasurer
Sara Ponessa	Vice President, General Counsel and Secretary

QUICK CD&A REFERENCE GUIDE

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of Our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

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I.	EXECUTIVE SUMMARY

OVERVIEW

The primary objectives of our executive compensation program are to:

■	Link pay to performance over both the short and long terms;
■	Align executive officers’ interests with those of Livent and our stockholders over the long term, generally through the use of equity as a significant component;
■	Establish components of the program that are consistent with our business strategy and objectives;
■	Provide market compensation to attract, motivate and retain executive talent; and
■	Achieve all objectives in ways that incorporate due consideration of risk.

In light of these objectives, our compensation plans are designed to reward our executive officers for generating performance that achieves Company and individual goals, and for increasing shareholder returns. When we fall short of achieving Company and individual goals, our executive officers’ compensation reflects that performance accordingly.

2021 SELECT BUSINESS RESULTS

The Company generated strong performance in 2021, largely due to strong demand and pricing.

Revenue

■	Revenue was $420.4 million, an increase of $132.2 million, or 46%, versus 2020 primarily due to higher sales volumes, driven by an increase in customer demand and higher pricing.

Gross Margin

■	Gross margin was $88.4 million, an increase of $51.6 million, or 140%, from 2020, primarily due to higher sales volume and higher pricing, partially offset by COVID-19 costs to implement safety protocols and higher logistics, raw material and other operating costs.

Net Income/(loss)

■	Net income was $0.6 million, compared to net loss of $16.3 million in 2020, primarily due to higher sales volumes, higher pricing and lower Restructuring and other charges, offset by an increase in the Argentina tax expense from inflationary tax adjustments, incremental COVID-19 costs to implement safety protocols, higher logistics, raw material and other operating costs and $5.5 million Equity in net loss of unconsolidated affiliates.

Adjusted EBITDA

■	Adjusted EBITDA was $69.5 million, an increase of $47.2 million, or 212%, compared to the 2020 amount of $22.3 million, primarily due to higher sales volume and higher pricing partially offset by higher logistics, raw material and other operating costs. Adjusted EBITDA is used as a Company performance metric in our annual cash incentive plan.

EBITDA is defined as net income/(loss), plus interest expense, net, income tax expense/(benefit), and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, separation-related costs/(income), COVID-19 related costs and certain other losses/(gains).

For a reconciliation of Adjusted EBITDA to the nearest GAAP measure, see the section captioned “Results of Operations — Years Ended December 31, 2021 and 2020” in our Annual Report on Form 10-K for the year ended December 31, 2021.

In June 2021, we issued common shares for total net proceeds of $252.2 million. We intend to use these net proceeds primarily for growth capital expenditures, including lithium capacity expansion, and for general corporate purposes. We also used a portion of the proceeds to repay all amounts outstanding under our Revolving Credit Facility in June 2021.

KEY ASPECTS OF 2021 EXECUTIVE COMPENSATION: STRONG PERFORMANCE ORIENTATION

DELIVERED STRONG STOCK PRICE PERFORMANCE AND TOTAL SHAREHOLDER RETURN

The Company completed its initial public offering in October 2018. Our Total Shareholder Return (“TSR”) for 2021 was 29%, and our cumulative TSR since our October 2018 IPO through the end of 2021 was 44%.

SUBSTANTIAL MAJORITY OF CEO COMPENSATION, TOTAL AND EQUITY, IS VARIABLE AND AT-RISK; PERFORMANCE EQUITY ADDED IN 2022

In 2021, for our CEO, approximately 80% of total target compensation and 100% of the long-term incentive equity component were variable and at risk. Our compensation philosophy emphasizes pay for performance and features components that align the financial interests of our executive officers with those of our stockholders. The way that we do this is by making a substantial portion of our executive officers’ total compensation “at-risk.” To us, compensation is “at-risk” if it depends on stock price appreciation or value, as in our long-term incentive program, or if it is subject to achievement of rigorous pre-set, objective financial or operating goals, such as in our annual incentive program.

In order to focus executives on growth and the increase of stockholder value, and consistent with the market practice of similar, newly-public companies, 50% of the equity grants in

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2021 were stock options, which are appreciation awards that only have value if the stock price increases, with the remaining 50% constituting restricted stock units, which are variable and have upside potential but deliver some value even during periods of market or stock price underperformance. The Compensation Committee’s viewpoint is that stock options are inherently performance-based, as they require stock price appreciation before there is any real value earned. If the Company’s stock price does not increase, no value will be delivered at any time from the stock option grants. In addition, consistent with our lithium business’s long product life cycle, stock options reward our NEOs for increasing stockholder value over a lengthy (i.e., ten year) term of the option.

In addition, as the Company has continued to evolve and mature following its IPO in 2018, the Compensation Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of Livent’s stage of development and size. In particular, the Compensation Committee is in the midst of a multi-year plan to transition the amounts and forms of compensation to those aligned with public companies, including the Company’s peer group, by having a more typical, regular program of equity grants.

In the first quarter of 2022, the Compensation Committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of performance stock units, or PSUs. The PSUs use relative Total Shareholder Return, or relative TSR, as a metric for the 2022-24 performance period. The Compensation Committee is initially allocating 25% of the long-term incentive equity opportunity to the relative TSR PSUs. The Company’s TSR is ranked relative to an appropriate peer group. The actual number of PSUs earned will be based on the percentile rank of Livent’s TSR relative to the TSRs of the companies in the peer group. The addition of this performance measure reinforces the pay-for-performance nature of the long-term incentive grants and the executive compensation program overall.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile and above	200%

The Compensation Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Livent and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

The performance-based metrics, in conjunction with the proportion of total compensation that was variable and at-risk, further enhanced the link between pay and performance for the CEO and executive officers, as well as strengthened the alignment of the interests of the executive officers with those of our stockholders.

The graphic below illustrates the mix of fixed base salary, annual incentive and long-term target incentive compensation we provided to our CEO in 2021 and the high proportion that is variable and at-risk.

2021 CEO Target Total Direct Compensation

Executive	Principal Position	Base Salary	Target Annual Incentive	Target Long-Term Incentive: Options	Target Long-Term Incentive: RSUs	Total (*)
Paul Graves	CEO	$800,000	$800,000	$1,175,000	$1,175,000	$3,950,000
% of Total		20%	20%	30%	30%	100%
% of Long-Term Incentive*				50%	50%

*	As described above, in 2022, as the Company continued to evolve its program to include performance-based equity, it added PSUs using three-year relative TSR as the performance metric.

In connection with our IPO in 2018, our CEO and the other NEOs received stock options and RSUs, which were intended to represent two years’ worth of annual equity grants. We sized these IPO grants to cover two years of equity-based compensation for our NEOs and, as contemplated, we did not make additional annual equity grants to our NEOs in 2019 or 2020. The Compensation Committee also recognized that since the IPO grants were made in 2018, the total compensation of the CEO and other NEOs during the past two years was below the market median.

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SHORT-TERM ANNUAL CASH INCENTIVE: RIGOROUS, PRE-SET FINANCIAL GOAL, STRONG PERFORMANCE ACHIEVEMENT AND ANNUAL INCENTIVE PLAN PAYOUTS REFLECTING PAY FOR PERFORMANCE ALIGNMENT

At the outset of 2021, we established a goal for Adjusted EBITDA under our Annual Incentive Plan. Factoring in the relevant opportunities and risks, this objective was rigorous, aggressive and challenging, attainable only with strong performance, and included the continuing impact of the COVID-19 pandemic.

The target of $51 million was more than twice the 2020 actual result of $22.3 million, which had been affected by lower average prices, lower sales volumes and increased costs due to the financial impact of increased third party lithium carbonate usage and the impacts of the COVID 19 pandemic on our industry and business. In order to earn any payout, a minimum of 70% of target performance had to be achieved. In 2021, our Adjusted EBITDA increased by 212% in comparison to 2020.

PEER GROUP: DEVELOPED PEER GROUP

In connection with determining the compensation of the CEO and other executive officers, in the second half of 2020, with the assistance of its independent compensation consultant, the Compensation Committee developed an inaugural peer group of comparable companies to use as a reference point in connection with executive compensation decisions for 2021. The criteria used to determine the peer group included: (i) companies in the chemicals sector traded on U.S. exchanges; (ii) revenue in the range of 1/3 to 4 times the Company’s revenue; and (iii) companies primarily in the specialty chemicals industry with revenues from outside the U.S. The Compensation Committee determined that the appropriate market reference is the median (50th percentile). Consistent with best practices for corporate governance, the Compensation Committee intends to review the peer group annually.

COVID-19 EFFECT ON BUSINESS; RESPONSES TO THE PANDEMIC

During the year ended December 31, 2021 the COVID-19 pandemic continued to negatively impact our business, operations and financial performance. Worldwide government and private sector efforts to contain the spread and mitigate the impact of COVID-19 continued. Disruptions and delays within our supply chain and operations varied in different geographic locations over the course of the pandemic. Customer demand for certain types of our products improved during 2021; however, customers continue to protect their interests by diversifying among multiple suppliers and actively managing their own inventory levels in the current uncertain market environment. The effects of the pandemic, including health and safety protocols, supply and logistics disruptions, and increased construction material costs impacted our expansion work in Argentina and the U.S. We have not faced any material issues with employee morale, attrition, recruiting, or talent management. Overall, the ongoing impact of the COVID-19 pandemic is fluid and continues to evolve, so we still face operational challenges and uncertainties.

For more information on the business impact of COVID-19 on the Company, see the section captioned “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, COVID-19 Impacts,” in our Annual Report on Form 10-K for the year ended December 31, 2021.

NOTABLE ASPECTS OF OUR 2021 EXECUTIVE COMPENSATION PROGRAM

BASE SALARIES

The Committee set the NEO initial base salary rates in connection with our IPO in 2018, and these base salary rates were not increased in 2019, 2020 or 2021 except that in 2021, the base salary of Mr. Antoniazzi was increased 6.7% to bring him into alignment with the market median.

ANNUAL CASH INCENTIVE PLAN

Our annual cash incentive plan is comprised of Company and individual performance metrics.

For the Company component (70% of the annual incentive opportunity), the performance metric was Adjusted EBITDA.

The Compensation Committee used an Adjusted EBITDA measure in order to focus executive officers on the critical strategic priority of achieving and improving operating profitability. The Compensation Committee set the target at a level that it believed to be challenging and rigorous. Specifically, the Compensation Committee set the target for Adjusted EBITDA significantly higher than the 2020 actual result, which was affected by lower average prices, lower sales volumes and increased costs due in part to the financial impact of increased third-party lithium carbonate usage. Adjusted Free Cash Flow, which had been incorporated as a metric in order to focus management on improving cash management, was not renewed as a metric in 2021.

For 2021, Adjusted EBITDA increased by 212% to $69.5 million, mainly driven by higher sales volumes and higher pricing, partially offset by higher transportation, raw material and operating costs. Based on these financial results, the Compensation Committee determined that Adjusted EBITDA was achieved at 137%, yielding a 2.0 overall achievement level for Company Measures.

For the individual component, which represented 30% of the total opportunity, the targets, achievement and payouts of the NEOs varied, but were generally earned at a rating of between 1.2 and 1.4 (on a rating scale of 0.0 to 2.0, where 1.0 is the target).

LONG-TERM INCENTIVES

Our 2021 long-term incentives consisted of 50% stock options and 50% time-based RSUs. The Committee believed that our use of these equity compensation vehicles in 2021 was consistent with other newly-public companies and others in our

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industry, and envisions that, over time, as the Company evolves and grows, the form and weightings of long-term incentives awarded to our NEOs will also evolve.

As discussed above and as previously disclosed, the CEO and the other NEOs did not receive equity grants in 2019 or 2020, because the 2018 IPO grants were intended to represent two years’ worth of annual equity grants. In determining the target values of the 2021 grants of stock options and RSUs, the Compensation Committee took into consideration the absence of any equity awards to the CEO and NEOs in 2019 or 2020, as well as retention considerations, among other factors.

In the first quarter of 2022, the Compensation Committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of PSUs. The PSUs use relative TSR as a metric for the 2022-24 performance period. The Compensation Committee is initially allocating 25% of the long-term incentive equity opportunity to the relative TSR PSUs. Overall, the values of the 2022 equity grants also reflect more typical go-forward target annual award values.

2021 SAY ON PAY VOTE

At the 2021 annual meeting of stockholders, our stockholders approved the compensation of our NEOs on an advisory basis, with approximately 96% of the votes cast “For” such approval. The Compensation Committee interpreted stockholder approval of the executive compensation program at such a level as indicating that a substantial majority of stockholders view our executive compensation program, plan design and governance as continuing to be well aligned with our stockholders, their investor experience and business outcomes.

To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders.

II.	COMPENSATION PHILOSOPHY

COMPENSATION PHILOSOPHY

Pay-for-performance: Our program is designed to motivate our executive officers to achieve goals by closely linking their performance and the Company’s performance to the compensation they receive. As such, we intend for a significant portion of the total compensation of our executive officers to be based on measures that support our Company goals, as well as on the executive officer’s individual performance. To tighten this link, we define clear and measurable quantitative and qualitative objectives that, in combination, are designed to improve our results and returns to stockholders.

Alignment of executive officers’ interests with those of the Company and its stockholders: A significant portion of our executive officers’ overall compensation is in the form of equity-based compensation. We use equity as the form for long-term incentive opportunities in order to motivate and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to stockholders. Using equity for long-term incentives creates strong alignment between the interests of executive officers and those of our stockholders, as it provides executive officers with a common interest with stockholders in stock price performance and it fosters an ownership culture among executive officers by making them stockholders with a personal stake in the value they are being motivated to create.

Provide market competitive pay to attract and retain talent: In our industry, we must compete in the market for executive talent. We seek executive officers and managers to lead our business and carry out our strategy who have diverse experience, expertise, capabilities and backgrounds. In recruiting our executive officers and determining competitive pay levels, we reference the market median amounts and compensation structures of executive officers as shown in general industry surveys. Executive officers’ total compensation may deviate from the level referenced in the surveys in order to attract or retain certain individuals or reflect their respective characteristics or performance.

Risk management: While we have designed our executive compensation program to create incentives for executive officers to deliver high performance, we also simultaneously seek to minimize risk by striving to reduce undue pressure on, or incentives for, executive officers to take excessive risks to achieve goals and receive rewards. We seek to include mechanisms intended to mitigate such risk, including (i) placing maximum limits on short- and long-term incentive pay-outs and awards; (ii) measuring performance using key performance indicators that by design have lower potential to promote excessive risk-taking; (iii) utilizing a mix of equity vehicles with longer term vesting; and (iv) requiring clawback of compensation payments under certain plans or in certain circumstances. The Compensation Committee has determined, based in part on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

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COMPENSATION PROGRAM GOVERNANCE

We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

What We Do
Pay for Performance	The majority of total executive compensation opportunity is variable and at-risk.
Independent Compensation Consultant	We have engaged an independent compensation consultant to provide information and advice for use in Compensation Committee decision-making.
Clawback

All incentive compensation is subject to clawback if we are required to restate our financials due to material non-compliance with a financial reporting requirement.

Equity awards may also be clawed back if a participant engages in serious misconduct, is terminated for cause, or competes with us.

Stock Ownership Guidelines	We have adopted guidelines for executive officers to maintain meaningful levels of stock ownership.
Cap Bonus Payouts and Equity Grants	Our annual incentive plan and equity awards have upper limits on the amounts of cash and equity that may be earned.
Double Trigger Change-in-Control Severance	The Company has entered into agreements with NEOs that provide certain financial benefits if there is both a change in control and termination of employment (a “double trigger”). A change in control alone will not trigger severance pay.
What We Don’t Do
No Repricing of Underwater Stock Options	Under our equity plan, we expressly prohibit repricing of stock options or exchanges of underwater stock options without shareholder approval.
No Excessive Perks	We do not provide large perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
No hedging or pledging of Company shares	We do not permit our executive officers and directors to pledge or hedge their shares.

III.	COMPENSATION DETERMINATION PROCESS

ROLE OF THE COMMITTEE

The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board of Directors.

The Compensation Committee structures the executive compensation program to accomplish our articulated compensation objectives in light of the compensation philosophy described above.

In accordance with its charter, the Compensation Committee establishes total compensation for the CEO (generally at its February meeting). The Compensation Committee reviews and evaluates the performance of the CEO and develops base salary and incentive compensation recommendations. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.

With the input of the CEO, the Compensation Committee also establishes the compensation for all the other executive officers. As part of this process, the CEO evaluates the market competitiveness of the various components of compensation and the performance of the other executive officers annually and makes recommendations to the Compensation Committee each February regarding the compensation of each executive officer. The CEO’s input is particularly important in connection with base salary adjustments and the determination of each executive officer’s individual goals under the annual incentive plan. The Compensation Committee gives significant weight to the CEO’s recommendations in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. Nevertheless, the Compensation Committee or the Board makes the ultimate determination regarding the compensation for the executive officers.

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ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee has the power to retain an independent compensation consultant to assist it in the performance of its duties and responsibilities.

The Compensation Committee has retained Aon plc (“Aon”) as its independent compensation consultant. Aon reports directly to the Compensation Committee, and the Committee has the sole authority to retain, terminate and obtain the advice of Aon at the Company’s expense. The Committee selected Aon as its consultant because of the firm’s expertise and experience.

The Compensation Committee has worked with Aon to: (i) assess our executive compensation objectives and components; (ii) review considerations, market practices, and trends related to short-term annual incentive plans and long-term equity and other incentive plans; (iii) collect comparative compensation levels for each of our executive officer positions, as needed; and (iv) review our equity compensation strategy.

While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent.

EXECUTIVE COMPENSATION COMPETITIVE MARKET INFORMATION

In making determinations about executive compensation, the Compensation Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides very helpful context. When making decisions about the structure and component mix of our executive compensation program, the Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies, as derived from public filings and other sources.

The Committee, with the assistance of Aon, its independent compensation consultant, developed a peer group in 2020. The criteria used to determine the peer group included: companies in the chemicals sector traded on U.S. exchanges; revenue in the range of 1/3 to 4 times the Company’s revenue; and primarily in the specialty chemicals industry with revenues from outside the U.S.

Based on these criteria and considerations, our peer group selected for decisions relating to 2021 executive compensation, as approved by the Committee, consisted of the following 16 companies:

American Vanguard Corporation	Ferro Corporation	Innospec Inc.
Amyris, Inc.	FutureFuel Corporation	Intrepid Potash, Inc.
Balchem Corporation	GCP Applied Technologies, Inc.	Quaker Chemical Corporation
Chase Corporation	Hawkins, Inc.	Sensient Technologies Corporation
Ciner Resources, LP	Ingevity Corporation	Tredegar Corporation
CVR Partners, LP

	Market Cap ($mm)	2019 Revenue ($mm)
2020 Peers
25th percentile	$438.1	$333.0
Median	$880.1	$5,998.6
75th percentile	$1,931.3	$1,080.7
Livent Corporation	$948.4	$309.5
Rank	55th%	23rd%

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In addition to the criteria above, the Committee also referenced general and specific industry surveys from other sources. The Committee determined that the appropriate market reference continues to be the 50th percentile. The market data are used as a reference point and to provide information on the range of competitive pay levels and current compensation practices in our industry.

We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating the 2021 compensation of our named executive officers. Consistent with best practices for corporate governance, the Committee will review our peer group annually.

IV.	COMPENSATION PROGRAM COMPONENTS

2021 COMPONENTS IN GENERAL

The Compensation Committee selected the components of compensation set forth in the chart below to achieve our executive compensation program objectives. The Compensation Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. Taking into consideration the 2021 grants of equity to the CEO and other NEOs, the majority of each executive officer’s compensation is variable and at-risk.

As the Company has continued to evolve and mature following its IPO in 2018, the Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of Livent’s stage of development and size. In the second half of 2020, the Compensation Committee, with the assistance of its independent compensation consultant, developed a peer group of comparable companies to use as a reference point in determining executive officer compensation.

Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. In 2021, the Committee structured the long-term incentive opportunity with stock options and restricted stock units in order to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation. Determined based on each executive officer’s role, individual skills, experience, performance and external market value.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of pre-determined annual corporate and individual goals.

70% of the award is based on a corporate objective and 30% is based on individual measures.

For the corporate objectives and individual measures, cash incentives are capped at a maximum of 200% of each NEO’s target opportunity.

Performance against the corporate objectives must exceed a threshold level of performance in order to earn any credit toward a payout with respect to that goal.

Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve our annual goals; payout levels are generally determined based on actual financial results and non-financial objectives specific to each NEO.
Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation.

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date.

RSUs: Restricted stock units that are time-based.

Beginning in 2022: PSUs: Restricted stock units that are performance-based.

Designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers.

Links with stockholder value creation; aligns with stockholders; filters out macroeconomic and other factors not within management’s control.

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BASE SALARY

Base salaries provide fixed compensation to executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position.

In 2021, the Compensation Committee did not make any changes to the base salaries of the NEOs from the levels set upon the IPO, except that the Compensation Committee increased the base salary of Mr. Antoniazzi to bring his salary into alignment with the market median.

NEO	2021 Base Salary	2020 Base Salary	% Change
Paul W. Graves	$800,000	$800,000	0.0%
Gilberto Antoniazzi	$400,000	$375,000	6.7%
Sara Ponessa	$350,000	$350,000	0.0%

ADJUSTMENTS TO BASE SALARY

From time to time, the Compensation Committee will consider base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries but may also include a change of role or responsibilities, recognition for achievements, regulatory or contractual requirements, budgetary constraints or market trends.

ANNUAL INCENTIVE PLAN

The annual incentive plan for executive officers is a cash-based plan that rewards NEOs for the achievement of key short-term objectives. The structure of the annual cash plan incentivizes NEOs to achieve annual financial and operational results that the Committee views as critical to the execution of our business strategy.

For the NEOs, the amount of the payout, if any, under the annual incentive plan is based on achievement against two categories of performance measures: Company Measure and Individual Measures.

TARGET OPPORTUNITIES

The Compensation Committee determines a target cash incentive opportunity for each NEO under the annual cash incentive plan by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The target incentive percentages for each NEO remain unchanged since 2018.

	2021 Threshold Level Opportunity	2021 Target Level Opportunity (as % of Applicable Base Salary)	2021 Maximum Level Opportunity (as % of Applicable Base Salary)
Paul W. Graves	0%	100%	200%
Gilberto Antoniazzi	0%	60%	120%
Sara Ponessa	0%	60%	120%

COMPANY MEASURES

The amount of the payout, if any, under the Company Measure component of the Annual Incentive Plan is based on our achievement against one financial metric, Adjusted EBITDA. The Company Measure represents 70% of the annual cash incentive opportunity, underscoring the emphasis on Company performance.

The Compensation Committee continued to use Adjusted EBITDA in 2021 in order to focus executive officers on the critical strategic priority of achieving and improving operating profitability.

This metric also gives a clear line of sight into how achieving operating goals drives performance and generates rewards. The Compensation Committee believes that this non-GAAP measure is useful as an incentive compensation performance metric because it excludes various items that do not relate to or are not indicative of operating performance.

EBITDA is defined as net income/(loss) plus interest expense, net, income tax expense/(benefit), and depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, separation-related costs/(income), COVID-19 related costs and certain other losses/(gains).

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The Non-GAAP measure Adjusted EBITDA should not be considered as a substitute for net income or cash flows from continuing operations or other measures of profitability or liquidity determined in accordance with GAAP. For the reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP, reference is made to the section captioned “Results of Operations — Years Ended December 31, 2021 and 2020” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

TARGET, THRESHOLD AND MAXIMUM PERFORMANCE LEVELS

The Compensation Committee set the target for Adjusted EBITDA at a level that it considered rigorous and challenging and that took into account the relevant risks and opportunities of the Company’s business. In particular, the Compensation Committee reviewed our 2021 annual operating budget that resulted from our detailed budgeting process and evaluated various factors that might affect whether the budget targets could be achieved, including the risks to achieving certain preliminary objectives that were necessary pre-requisites to achieving the budget targets.

Considering these factors, the Compensation Committee set the 2021 target for Adjusted EBITDA at $51 million, a 129% increase in Adjusted EBITDA over 2020 actual performance.

The Compensation Committee also set the threshold and maximum performance levels for Adjusted EBITDA. For 2021, the Compensation Committee set threshold at what it believed to be a high level of performance equating to approximately 70% of the target for Adjusted EBITDA. The Compensation Committee set the maximum level of performance equating to approximately 135% of target for Adjusted EBITDA, a level that required exceptionally strong performance and represented a significant challenge.

We expected favorable market conditions that started in the last quarter of 2020 to continue in 2021. This included an expectation of strong growth in electric vehicle sales, which set record highs in 2020 despite significant COVID-19 related disruption to global supply chains and the end-consumer.

■	We expected growth in total volumes sold, on a lithium carbonate equivalent (“LCE”) basis, of approximately 45%, in line with higher electric vehicle sales expectations;
■	Average prices were expected to be slightly down on a year-over-year basis, reflecting the pricing terms already agreed to for 2021; and
■	Operational costs were estimated to be lower, driven in part by reduced third-party carbonate usage and lower COVID-19 related disruption to manufacturing sites and production.

While in 2021 the majority of hydroxide volume sold were contracted with firm volume and price, we also had a significant hydroxide and carbonate volume subject to index-based prices permitting prices to be adjusted in line with reported price indices. Some volumes are subject to monthly or quarterly renegotiation of prices allowing us the opportunity to take advantage of any price increases.

PAYOUT LEVELS

Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals at this critical time in our development, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance. For performance between the threshold level and the target level, the payout increases in a straight-line manner from 0% for threshold performance to 100% of the target opportunity for achieving target performance. For performance between the target level and the maximum level, the payout ranges from 100% of the target opportunity to 200% of the target opportunity, also with the payout increasing in a straight-line manner. Achievement above the maximum level is capped at the maximum payout of 200% of target.

2021 ACHIEVEMENTS FOR COMPANY MEASURES

For 2021, we exceeded the maximum level of performance for the Adjusted EBITDA metric primarily due to increased volumes and higher pricing. The table below sets forth the 2021 performance goal for the Company Measure and the Company’s achievement against this goal in 2021.

	Company Measure			Actual
Performance Metric	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Result ($ in millions)	% Achievement
Adjusted EBITDA	$35	$51	$68	$70	2.0
Payout Percentage (as a % of target payout)	0%	100%	200%		200%

INDIVIDUAL MEASURES

The Compensation Committee also established Individual Measures under the annual incentive plan, which represent 30% of the annual incentive target opportunity. The Individual Measures for each of Mr. Graves, Mr. Antoniazzi and Ms. Ponessa were set in 2021 and were designed to align with the Company’s strategic and operating initiatives. NEOs are eligible to receive anywhere between 0% - 200% of target for this portion of the award, based on performance against individual goals. The NEOs’ 2021 Individual Measures are set forth below:

■	Mr. Graves: Lead organizational focuses on safety and quality; Deliver key strategic aims underpinning long range plan; Expansion of existing capacity; Access to required finance; Grow customer relationships; Advance projects aimed at

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diversity of supply, including Nemaska; Develop leadership and lead DE&I priorities; Evolve organization capabilities and operations to fit an evolving market environment; Continue to assess and refine strategic direction of Livent; and continue to advance Livent’s ESG priorities.

■	Mr. Antoniazzi: Continue advancing strategy to secure/ acquire non-Argentina based sources of lithium, including timely completion of Nemaska’s optimization plan; Broaden and reshape the shareholder base to include more ESG-focused and long-term investors; Secure capital funding structure and cash-flow discipline for advancing capacity expansion investments; Continuous improvement in safety; Further diversity in the workplace, and continue to develop talent/ leadership globally; Improve business/operational effectiveness, aimed to enhance customer experience.

■	Ms. Ponessa: Efficiently manage legal support for the capital expansions; Manage legal resources to effectively support Company financings, collaborations, M&A and other strategic transactions; Support ESG initiatives; Provide development opportunities to enhance leadership capabilities and technical legal expertise of in-house lawyers; Drive culture of compliance and ethics at all levels of the organization; Provide counsel to DE&I committee and engage workforce on progressing our DE&I priorities.

2021 ACHIEVEMENTS FOR INDIVIDUAL MEASURES

For the Individual Measures component, the Committee determined that Mr. Graves earned 130%, Mr. Antoniazzi earned 140% and Ms. Ponessa earned 120% of their individual targets, based on the performance assessments described below:

■	Mr. Graves: Led the organization through a year of pricing fluctuations and supply chain dynamics that ultimately led to significant year over year EBITDA growth, excellent safety performance and quality improvements across product lines. He successfully managed the organization’s restart of the expansion projects for lithium carbonate in Argentina and lithium hydroxide in the United States, while continuing to lead the organization through operational challenges caused by the global COVID-19 pandemic. He began a voluntary, independent third-party audit as part of the Initiative for Responsible Mining Assurance (IRMA) certification process which carried through most of the year, part of a broader Livent ESG program. In support of both the existing expansion investments and future long-term growth plans he led the organization through a $262 million public equity raise. He successfully supported the growth of key customer relationships globally and the launch of LIOVIX™ in support of Livent’s aim of bringing innovative lithium products to market. Furthering Livent’s long term interest in the development of Nemaska Lithium Inc. (“Nemaska”) he led the Livent team in supporting Nemaska’s efforts in progressing optimization and other critical engineering studies. He continued to execute key aspects of the company’s long-term strategy as it relates to ESG by establishing new sustainability goals targeting Livent’s environmental impact, continued its commitment to social responsibility and reporting transparency. For a second consecutive year the Company’s efforts were rewarded with the receipt of a Gold Sustainability Rating from EcoVadis, which again placed the Company within the top 5% of all companies that were evaluated in its industry group. Mr. Graves led the organization’s DEI strategy resulting in year over year improvement in diversity across the workforce, engaged the employees in key wellness priorities and continued to build a stronger bench of talent for the organization despite a challenging talent market.

■	Mr. Antoniazzi: By further enhancing the Company’s capital structure, through a $262 million public equity raise, secured the funding required for advancing both lithium carbonate and hydroxide capacity expansion investments. Effectively guided the company through unprecedented inflationary cost pressures and a challenging supply chain environment, while further improving operating margins. Continued to advance the Company’s strategy for securing additional sources of lithium by actively participating on Nemaksa’s optimization plan and development efforts. Mr. Antoniazzi successfully steered the Company’s Investor Relations focus broadening Livent’s shareholder base to include more ESG-focused investors. Demonstrated safety mindset in Finance/IT organization, which had no recordables. Engaged workforce on DE&I priorities, especially as it relates to greater diversity in leadership across our finance, IT and operations organization, and continued role as executive sponsor of employee resource group. Built strong business transformation function delivering key projects across the organization aimed at enhancing both our internal and external customer experiences. Developed and implemented Cybersecurity Strategy, including incident response and data loss prevention plans, and awareness training across the organization.

■	Ms. Ponessa: Led global legal team to successfully deliver on all aspects of legal support required to progress the Argentina and Bessemer City expansions. Led internal and external legal teams in successfully completing the Company’s 2021 public offering of common stock, global entity reorganization and renaming projects, establishment of a legal entity in South Korea, the relocation of our Philadelphia headquarters office, and other strategic transactions to support the Company’s growth. Provided continued legal leadership of the Company’s response to the COVID-19 pandemic and cybersecurity initiatives. Partnered with HR and Sustainability to develop the Company’s new sustainability goals and publish the Company’s second Sustainability Report as a standalone public company in 2021. Added two lawyers to the legal staff and established a law department presence in Charlotte, NC. Delivered a comprehensive training program to facilitate effective and efficient in-house legal management of matters, build business acumen, and reduce external counsel expenses. Provided targeted mentoring within the organization to accelerate leadership development and enhance collaboration and agility. Expanded the Company’s internal compliance team and led the delivery of improvements to the Company’s global compliance program, including expansion of the Company’s

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Corporate Responsibility Committee membership and activities, enhancements to processes for anti-corruption due diligence of third-party vendors and annual FCPA risk reviews, and the launch of values-based ethics training and a compliance communications program to supplement annual ethics training. Provided leadership and oversight to the DE&I committee to ensure compliance of DE&I initiatives. Law Department lawyers developed and successfully executed individual DE&I performance goals. Maintained a high level of ethnic and gender diversity (70% of lawyers) within the Law Department.

PAYOUT DETERMINATION

As described above, the Compensation Committee verifies achievement relative to the target for the Company Measure and the Individual Measures to determine the respective performance levels. The Compensation Committee then adds the amounts for the two portions together to determine the total 2021 annual incentive plan payout for each NEO. The Compensation Committee then presents the determination of the annual incentive plan payout amounts to the Board for its review.

The total payout under our Annual Incentive Plan for each NEO for 2021 is reflected in the table below.

NEO	Target Incentive	Company Measures: 70% of Target Incentive	Company Measures Rating	Company Measures Incentive Payout Amount	Individual Measures: 30% of Target	Individual Measures Rating	Individual Measures: Incentive Payout Amount	Total 2021 Incentive Payout Amount
Paul W. Graves	$800,000	$560,000	2.0	$1,120,000	$240,000	1.3	$312,000	$1,432,000
Gilberto Antoniazzi	$240,000	$168,000	2.0	$336,000	$72,000	1.4	$100,800	$436,800
Sara Ponessa	$210,000	$147,000	2.0	$294,000	$63,000	1.2	$75,600	$369,600

LONG-TERM INCENTIVES

The third and largest component of the executive compensation program is long-term equity incentives. Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making them stockholders with a personal stake in the value they are intended to create.

EQUITY VEHICLES AND MIX: STOCK OPTIONS AND RSUs

The mix of long-term incentives granted to the NEOs is shown below:

Equity Vehicle	2021 Allocation	Vesting Period	How Value is Delivered	Rationale for Use
Stock Options	50%	■ 3-year cliff ■ Exercise price: closing price on grant date ■ 10-year term	■ Share price appreciation	■ Prioritizes increasing shareholder value ■ Promotes long-term focus
RSUs	50%	■ 3-year cliff	■ Value of stock	■ Aligns with stockholders ■ Promotes retention ■ Provides value

The Compensation Committee structured the mix of equity vehicles and the relative weight assigned to each type of award to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not go up, while also reinforcing an ownership culture and commitment to us.

LONG TERM INCENTIVE TARGET OPPORTUNITIES

The Compensation Committee established target long-term incentive opportunities for each of the NEOs in February 2021, considering the following:

■	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies;

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■	individual performance and criticality of, and expected future contributions of the NEO;
■	time in role, skills and experience; and
■	retention considerations.

2021 GRANTS OF STOCK OPTIONS AND RSUs

As described above, the Compensation Committee established the mix of equity vehicles for 2021 at 50% stock options and 50% RSUs.

In determining the number of options required to meet the compensation level approved for an NEO, the Company divides that portion of the Compensation Committee-approved LTI award value related to stock options by the Black-Scholes value on the date of grant.

The exercise price of all stock option awards to NEOs is equal to the closing price of our stock on the date of the grant. The stock options have three-year cliff vesting.

In determining the amount of restricted stock units required to meet the compensation level approved for an NEO, the Company divides that portion of the LTI award value related to restricted stock units by the stock price on the date of grant.

The time-based restricted stock units have three-year cliff vesting.

During the vesting period, if cash dividends are paid to the Company’s stockholders, the NEOs will generally receive a special cash payment equal to the amount he or she would have received had he or she been the record holder of the shares underlying the RSUs when the dividend was declared and paid.

The CEO’s stock option and RSU grants were recommended by the Compensation Committee and approved by the Board, and the Compensation Committee approved the grants to the other NEOs.

NEO	Target Value ($)	Stock Options ($)	Stock Options (#)	RSUs ($)	RSUs (#)
Paul W. Graves	2,350,000	1,175,000	200,512	1,175,000	57,740
Gilberto Antoniazzi	625,000	312,500	53,328	312,500	15,357
Sara Ponessa	418,600	209,300	35,717	209,300	10,285

As discussed above and as previously disclosed, the CEO and the other NEOs did not receive equity grants in 2019 or 2020, because the 2018 IPO grants were intended to represent two years’ worth of annual equity grants. In determining the target values of the 2021 grants of stock options and RSUs, the Compensation Committee took into consideration the absence of any equity awards to the CEO and NEOs in 2019 or 2020, as well as retention considerations, among other factors.

In the first quarter of 2022, the Compensation Committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of PSUs. The PSUs use relative TSR as a metric for the 2022-24 performance period. The Compensation Committee is initially allocating 25% of the long-term incentive equity opportunity to the relative TSR PSUs. The 2022 grants reflect the Compensation Committee’s continued evolution to a more performance-oriented equity program, as discussed above. Overall, the values of the 2022 equity grants also reflect more typical go-forward target annual award values.

2022 Grants

NEO	Target Value ($)	PSUs ($)	PSUs (#)	Stock Options ($)	Stock Options (#)	RSUs ($)	RSUs (#)
Paul W. Graves	1,700,000	425,000	20,414	425,000	60,628	850,000	40,457
Gilberto Antoniazzi	450,000	112,500	5,404	112,500	16,049	225,000	10,710
Sara Ponessa	325,000	81,250	3,903	81,250	11,591	162,500	7,735

Note: The number indicated assumes performance at target levels.

The Compensation Committee intends to make grants of long-term incentive awards annually and might also grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities.

From time to time, the Compensation Committee might make special awards to recognize major accomplishments, or selective awards in situations involving a leadership transition. The Committee might also make grants to newly-hired executive officers.

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POST-EMPLOYMENT COMPENSATION

QUALIFIED AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

We offer a tax-qualified 401(k) defined contribution plan (the “Qualified Savings Plan”) covering substantially all of our U.S. employees, including our NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the Qualified Savings Plan and are eligible for matching company contributions. The Qualified Savings Plan also permits discretionary company contributions. All contributions to the Qualified Savings Plan are subject to certain limitations under the Internal Revenue Code.

We also offer a non-qualified deferred compensation plan (the “Nonqualified Savings Plan”) that is available to certain highly compensated individuals, including our NEOs. The Nonqualified Savings Plan generally is designed to mirror the Qualified Savings Plan, but without application of the Internal Revenue Code limits. Livent’s matching contribution under both plans is currently 80% of the amount deferred up to a maximum of 5% of eligible earnings (i.e., base salary and annual incentive paid in a calendar year). However, the matching contribution under both plans may not exceed 4% of an NEO’s total eligible earnings. Livent’s non-elective employer contributions under both plans (the “core contribution”) is 5% of an employee’s eligible earnings. However, Mr. Antoniazzi was eligible for an enhanced core contribution of 15% of his eligible earnings based on his prior participation in an FMC predecessor plan. An employee must be employed as of the last day of the plan year (i.e., December 31st) to receive the core contribution.

PENSION BENEFITS

Livent does not maintain a qualified or non-qualified defined benefit pension plan. However, prior to our separation from FMC, Mr. Antoniazzi earned pension benefits as a participant in the FMC Retirement Salaried and Non-union Hourly Employees’ Retirement Plan and the FMC Salaried Employees’ Equivalent Plan (collectively, the “FMC Pension Plans”). Mr. Antoniazzi ceased earning any additional benefits under the FMC Pension Plans effective December 31, 2018. To compensate for the pension benefits that otherwise would have been earned under the FMC Pension Plans, Mr. Antoniazzi will be eligible for special “shortfall” contributions under Livent’s Nonqualified Savings Plan. Subject to continuing employment, Mr. Antoniazzi will receive an annual contribution of $68,000 to his Nonqualified Savings Plan account beginning in 2022 and continuing through 2029.

SEVERANCE ARRANGEMENTS

We maintain Executive Severance Guidelines (the “Severance Guidelines”), which provide for the payment of severance pay and benefits in the event of an executive’s termination of employment by us without cause (other than in connection with a change in control of the Company or as a result of death, disability or normal retirement). No NEO has a contractual entitlement to any severance pay or benefits under the Severance Guidelines, and the Compensation Committee has the discretion to enhance or reduce the severance pay or benefits under the Severance Guidelines in any specific case. As a condition to receiving any severance pay or benefits under the Severance Guidelines, the NEO must execute a release of claims in favor of the Company, as well as a non-solicitation, non-competition and confidentiality agreement.

See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which the participating NEOs may be entitled under the Severance Guidelines.

CHANGE IN CONTROL ARRANGEMENTS

The Compensation Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. Livent has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control. These are “double trigger” arrangements – i.e., severance benefits under these arrangements are only triggered by a qualifying event that also results in the executive’s termination of employment under certain specified circumstances within 24 months following the event.

In addition, under the terms of our equity awards, if a change in control occurs and those awards are not assumed or continued by the successor or surviving corporation, the unvested portion of any outstanding awards will generally vest and become exercisable as applicable.

See “Potential Payments upon a Termination or Change in Control”, below for further information.

HEALTH AND WELFARE BENEFITS

We offer broad-based medical, dental, vision, life, and disability plans to all of our employees.

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not generally provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for financial and tax advisory services for our CEO, CFO and GC, parking for our CEO and CFO, annual executive physicals, and, in the case of the CEO, a club membership. We historically provided tax gross-ups for the reimbursement of perquisites and personal benefits, but ceased to do so in 2022. The perquisites and personal benefits summarized above are provided because we believe that they support our executive officers, serve a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program. The costs of these items are reported in the Summary Compensation Table.

We do not provide excise tax “gross-ups” to any of our executive officers.

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V.	ADDITIONAL COMPENSATION POLICIES AND PRACTICES

CLAWBACK POLICY

Livent maintains a clawback policy designed to reverse, to the extent possible, any economic benefit resulting from incentive compensation paid to executive officers based on erroneously prepared financial statements. If Livent is required to prepare an accounting restatement because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to Livent.

In addition to forfeiting amounts earned but unpaid and repaying cash amounts previously received, executive officers may be required to return shares of Livent stock previously issued to them if the shares provided an economic benefit based on erroneous financial data and to repay any dividends or distributions paid on the shares since their issuance. If the executive officers have already sold or transferred issued shares, they will be required to repay to Livent the fair market value of the shares at the time of their sale or transfer, plus the dividends or distributions paid on the shares prior to their sale or transfer.

Alternatively, Livent is authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officers.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

We believe that Livent and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we implemented executive stock ownership guidelines in February 2021, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The guidelines require that within five years of being appointed to a covered position, the executive officer hold a minimum of five or two times (as detailed below) the value of their annual base salary in Company stock.

Position	Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer and General Counsel	2x

For this purpose, time-based restricted stock units (whether or not vested), Company stock held in the Livent Nonqualified Savings Plan and Company stock owned directly or beneficially owned by the executive or the executive’s immediate family members, will count. After the initial five-year phase-in period, compliance with the ownership requirement will be measured on December 31 of each year.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Livent’s insider trading policy prohibits employees (including officers) and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of Livent’s equity securities. It also explicitly prohibits employees (including officers) and directors from effecting short sales of Livent’s equity securities, which are inherently speculative in nature and contrary to the best interests of the Company and its stockholders. Livent’s insider trading policy also prohibits employees (including officers) and directors from pledging Livent’s securities in any circumstance, including by purchasing Company securities on margin or holding Livent’s securities in a margin account.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a Company’s chief executive officer, chief financial officer and the three other most highly compensated officers. Deductibility of pay is among the many factors considered by the Committee in designing our pay programs.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

The preceding report has been furnished by the following members of the Compensation Committee:

G. Peter D’Aloia, Chairman
Michael F. Barry
Pablo Marcet

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE 2021

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by Livent in respect of our fiscal years ended December 31, 2021 and December 31, 2020, and by FMC and Livent in respect of our fiscal year ended December 31, 2019.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	All Other Compensation(4) ($) (i)	Total ($) (j)
Paul W. Graves	2021	800,000	–	1,175,009	1,175,000	1,432,000	165,832	4,747,841
President and Chief Executive Officer	2020	800,000	–	–	–	824,000	120,802	1,744,802
	2019	800,000	–	–	–	360,000	169,170	1,329,170
Gilberto Antoniazzi	2021	400,000	–	312,515	312,502	436,800	130,107	1,591,924
Vice President and Chief Financial Officer	2020	375,000	–	–	–	238,500	99,627	713,127
	2019	375,000	–	–	–	108,000	118,972	601,972
Sara Ponessa	2021	350,000	–	209,300	209,302	369,600	52,030	1,190,231
Vice President, General Counsel and Secretary	2020	350,000	–	–	–	216,300	41,005	607,305
	2019	350,000	–	–	–	94,500	46,046	490,546
(1)	The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the time-based RSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts shown in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the NYSE on the date of grant, multiplied by the number of shares underlying each award. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	The amounts shown in the Option Awards column represent the aggregate grant date fair value of stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	The amounts shown in this column represent the Annual Incentive amounts earned by the NEOs for 2021 and paid in cash, as described in the section entitled “Annual Incentive Plan” in the CD&A.
(4)	The amounts reported in this column for 2021 for our NEOs reflect the following:
a.	For Mr. Graves, includes: (i) employer matching contribution to the Qualified Savings Plan ($2,533), (ii) employer matching contribution to the Non-Qualified Savings Plan ($62,427), (iii) employer non-elective contributions to the Qualified Savings Plan ($14,500), (iv) employer non-elective contributions to the Non-Qualified Savings Plan ($66,705), and (v) tax gross-up on perquisites ($8,566). The amount in this column also includes the aggregate incremental cost of the following benefits provided to Mr. Graves during 2021: a club membership ($3,600), financial planning ($7,500), and reserved parking.
b.	For Mr. Antoniazzi, includes: (i) employer matching contribution to the Qualified Savings Plan ($8,304), (ii) employer matching contribution to the Non-Qualified Savings Plan ($17,069), (iii) employer non-elective contributions to the Qualified Savings Plan ($30,196), (iv) employer non-elective contributions to the Non-Qualified Savings Plan ($64,971), and (v) tax gross-up on perquisites ($2,067). The amount in this column also includes the aggregate incremental cost of the following benefits provided to Mr. Antoniazzi during 2021: financial planning ($7,500) and reserved parking.
c.	For Ms. Ponessa, includes: (i) employer matching contribution to the Qualified Savings Plan ($11,600), (ii) employer matching contribution to the Non-Qualified Savings Plan ($11,052), (iii) employer non-elective contributions to the Qualified Savings Plan ($14,500), (iv) employer non-elective contributions to the Non-Qualified Savings Plan ($13,815), and (v) tax gross-up on perquisites ($63). The amount in this column also includes the incremental cost of financial planning for Ms. Ponessa during 2021.
The Summary Compensation Table lists compensation for the Chief Executive Officer, Chief Financial Officer, and Livent’s other most highly compensated executive officer who served as of the end of the fiscal year. Livent had no other executive officers during 2021. The material terms of the pay elements included in the Summary Compensation Table are described above in the CD&A.

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GRANTS OF PLAN-BASED AWARDS TABLE 2021

The Grants of Plan- Based Awards Table below discloses information related to our annual incentive program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Shares of Stock or Units(2) (#) (f)	Securities Underlying Options(3) (#) (g)	Price of Option Awards ($/sh) (h)	Stock and Option Awards ($) (i)
Paul W. Graves	–	0	800,000	1,600,000	–	–	–	–
	2/22/2021				57,740			1,175,009(4)
	2/22/2021					200,512	20.35	1,175,000(5)
Gilberto Antoniazzi	–	0	240,000	480,000	–	–	–	–
	2/22/2021				15,357			312,515(4)
	2/22/2021					53,328	20.35	312,502(5)
Sara Ponessa	–	0	210,000	420,000	–	–	–	–
	2/22/2021				10,285			209,300(4)
	2/22/2021					35,717	20.35	209,302(5)

(1)	The actual amount of the Annual Incentive paid to each NEO with respect to 2021 is stated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a rating of 0, 1.0 and 2.0, respectively. In order for any payout to be earned, performance must exceed the threshold level for the financial metric. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.
(2)	Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2021. The RSUs vest in full on the third anniversary of the grant date, subject to continued service.
(3)	Amounts disclosed in this column reflect the number of stock options granted to our NEOs in 2021. The options vest in full on the third anniversary of the grant date, subject to continued service.
(4)	The amounts shown for RSUs represent the aggregate grant date fair value of the time-based RSUs, computed in accordance with Topic 718, excluding the effect of estimated forfeitures. Amounts relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the NYSE on the date of grant, multiplied by the number of shares underlying each award.
(5)	Amounts disclosed for stock options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2021

The table below reflects outstanding equity awards held by our NEOs as of December 31, 2021. In connection with our IPO, previously granted FMC equity awards were converted into outstanding equity awards denominated in Livent stock. Therefore, the table below includes option awards previously granted by FMC to the NEOs, now denominated in Livent stock.

	Option Awards						Stock Awards				Equity
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Paul W. Graves	85,171	_		_	8.56	2/18/2023				_	_
	71,303	_		_	10.49	2/17/2024				_	_
	97,273	_		_	9.12	2/27/2025				_	_
	129,301			_	8.29	2/27/2027				_	_
	83,342				12.26	2/15/2028				_	_
	133,333	133,334	(1)	_	17.00	10/10/2028	41,177	(2)	1,003,895
		200,512	(3)	_	20.35	2/22/2031	57,740	(4)	1,407,701	_	_
Gilberto Antoniazzi	7,372	_		_	8.56	2/18/2023				_	_
	8,603	_		_	10.49	2/17/2024				_	_
	11,740	_		_	9.12	2/27/2025				_	_
	17,338			_	8.29	2/27/2027				_	_
	10,328				12.26	2/15/2028				_	_
	42,857	42,858	(1)	_	17.00	10/10/2028	13,236	(2)	322,694
	_	53,328	(3)	_	20.35	2/22/2031	15,357	(4)	374,404	_	_
Sara Ponessa	26,667	26,667	(1)	_	17.00	10/10/2028	8,236	(2)	200,794	_	_
		35,717	(3)	_	20.35	2/22/2031	10,285	(4)	250,748	_	_
(1)	These stock options, which we granted upon the IPO, will vest and become exercisable on October 10, 2022.
(2)	These RSUs, which we granted upon the IPO, will vest on October 10, 2022.
(3)	These options vest in full on February 22, 2024.
(4)	These RSUs vest in full on February 22, 2024.

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OPTION EXERCISES AND STOCK VESTED TABLE 2021

The data in the “Option Exercises and Stock Vested” table is compiled based on each transaction date. As noted above, in connection with our IPO, previously granted FMC awards were converted into outstanding equity awards denominated in Livent stock. Therefore, the table below includes stock award vesting events for such awards. No option awards were exercised in 2021.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
Paul W. Graves	99,318	2,143,483
Gilberto Antoniazzi	19,967	457,821
Sara Ponessa	10,112	232,885
(1)	The amounts shown in this column represent the number of RSUs that vested during 2021.
(2)	The amounts shown in this column reflect the value realized upon vesting of the RSUs as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award.

NONQUALIFIED DEFERRED COMPENSATION TABLE 2021

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Paul W. Graves	81,200	142,930	743,334	–	3,968,945
Gilberto Antoniazzi	19,792	82,040	17,858	–	333,859
Sara Ponessa	35,000	39,384	23,948	–	232,779
(1)	The amounts listed in this column are reported as compensation in the amounts included in the “Salary” column of the 2021 Summary Compensation Table.
(2)	The amounts listed in this column are reported as compensation in the “All Other Compensation” of the 2021 Summary Compensation Table. In addition to the employer matching contribution of $62,427, Mr. Graves received nonqualified non-elective contributions of 5% of compensation on his eligible earnings amount, which was $66,705. In addition to the employer matching contribution of $17,069, Mr. Antoniazzi received a nonqualified non-elective employer contribution of 15% of compensation on his eligible earnings amount, which was $64,971. Ms. Ponessa received an employer matching contribution of $11,052. Ms. Ponessa also received nonqualified non-elective contributions of 5% of compensation on her eligible earnings amount, which was $13,815.
(3)	Amounts listed in this column for Mr. Graves include an aggregate of $1,021,971 which was reported in previous years in our Summary Compensation Table or, during Mr. Graves’ prior tenure as a named executive officer at FMC, in FMC’s Summary Compensation Table. The amounts listed for Mr. Antoniazzi and Ms. Ponessa include an aggregate of $173,439 and $94,793 respectively, which were reported in our Summary Compensation Table in previous years.

The Nonqualified Savings Plan is a deferred compensation plan that provides for employee contributions as well as company matching, non-elective and discretionary contributions. The Nonqualified Savings Plan works in tandem with the Qualified Savings Plan. Please see the “Post-Employment Compensation” section above for a description of such Plans.

Employee and employer contributions to the Nonqualified Savings Plan are deemed invested by the employee in his or her choice of more than 20 investment alternatives. All investments, except for the FMC Stock Fund and Livent Stock Fund, are mutual funds, and all investments may be exchanged by the employee at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the employee at the time of deferral. Distributions may be in a lump sum or installments as determined by the employee’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding and fiduciary responsibility requirements of ERISA. The Nonqualified Savings Plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of Livent’s insolvency or bankruptcy.

Mr. Graves’ and Ms. Ponessa’s balances in our Nonqualified Savings Plan include amounts the NEOs transferred into the plan from a legacy FMC nonqualified plan.

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PAY RATIO DISCLOSURE

We disclose here the Livent CEO to median employee pay ratio as calculated in accordance with Item 402(u) of Regulation S-K. In determining our pay ratio for fiscal year 2021, we concluded that there were no significant changes in compensation arrangements or employee population that would significantly impact the compensation of the median employees, which allowed for the re-use of the median employees from the prior year. However, the actual median employee used in the prior year is no longer with the Company. Therefore, in accordance with the rules, we substituted another employee for this year whose compensation was substantially similar to the compensation of the prior median employee, based on the methodology used to select such prior median employee in fiscal year 2020.

The new median employee’s annual total compensation for the fiscal year ended December 31, 2021, was $66,239, and the annual total compensation of our CEO was $4,747,841. Therefore, our 2021 CEO to median employee pay ratio is 72:1.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Although the Company does not maintain individual employment agreements with any NEO that provide guaranteed payments in the event of a termination of employment, upon such a termination, or upon a change in control of Livent, the Company maintains certain arrangements, guidelines, plans and programs pursuant to which our NEOs could be eligible to receive certain cash severance, equity vesting and other benefits.

The amounts that the NEOs could receive are set forth below for the following types of termination of employment:

■	Termination without cause not in connection with a change in control;
■	Termination without cause or by executive for good reason following a change in control;
■	Death or disability;
■	Retirement; and
■	Termination for cause.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown and the narrative below. We have assumed that the termination of employment or change in control occurred on December 31, 2021. On that date, the closing price on the NYSE of a Livent share was $24.38. Since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans.

TERMINATION WITHOUT CAUSE (NOT INVOLVING A CHANGE IN CONTROL)

CASH AND OTHER AMOUNTS

The Company maintains Executive Severance Guidelines (the “Severance Guidelines”), which provide non-mandatory guidance for the payment of severance pay and benefits in the event of an executive’s termination of employment by the Company without cause (other than in connection with a change in control of the Company or as a result of death, disability or normal retirement). No NEO has a contractual entitlement to any severance pay or benefits under the Severance Guidelines, and the Compensation Committee has the discretion to enhance or reduce the severance pay or benefits under the Severance Guidelines in any specific case. As a condition to receiving any severance pay or benefits under the Severance Guidelines, the NEO must execute a release of claims in favor of the Company, as well as a non-solicitation, non-competition and confidentiality agreement. The Severance Guidelines provide for delivery to the NEO of the following:

■	An amount equal to 12 months of the NEO’s base salary, payable in a lump sum;
■	An amount equal to 12 months of the NEO’s target annual incentive award, payable in a lump sum;
■	A pro-rated annual incentive award (at target) for the year of termination;
■	Transition benefits (e.g., outplacement assistance up to $20,000, and financial/tax planning for the last calendar year of employment); and
■	Continuation of health benefits for the one-year period following the date of termination.

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EQUITY AWARDS

In the event that an NEO’s employment by Livent had been terminated without cause on December 31, 2021, the NEO’s outstanding equity incentive awards would have been treated as follows, contingent on the NEO’s execution of a release of claims and, in the case of benefits provided under the Guidelines, execution of a non-compete, non-disclosure and non-solicitation agreement:

■	Options
Under the Guidelines:
■	Vested stock options would have remained exercisable for twelve months; and
■	Outstanding and unvested stock options that would have vested within one calendar year following the termination date would have become exercisable on their regularly scheduled vesting dates, and remained exercisable for one year thereafter.
■	Outstanding and unvested stock options granted in 2021 will be cancelled.
■	Restricted Stock Units
Under the terms of the IPO Awards:
■	The portion of IPO RSUs that were scheduled to vest on the second vesting date (October 10, 2022) would have vested pro rata.
Under the terms of the RSUs granted in 2021 and/or the Guidelines:
■	Outstanding and unvested RSUs would have vested on a pro rata basis based on the number of days the NEO was employed during the vesting period.

TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL

CASH AND OTHER AMOUNTS

Each of the NEOs entered into an Executive Severance Agreement with the Company, effective as of the IPO and as amended as of February 23, 2021, which generally provides that, in the event such individual’s employment is terminated by the Company without “cause” or by such individual for “good reason” in each case, within the 24-month period following a “change in control” of the Company, then such individual would be entitled, contingent on the executive’s execution of a release of claims in favor of the Company and its affiliates, to the payments and benefits detailed below.

■	An amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Ms. Ponessa) the base salary, payable in a lump sum;
■	An amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Ms. Ponessa) the target annual incentive award, payable in a lump sum;
■	A pro-rated annual incentive award for the year of termination;
■	Reimbursement for outplacement services for a two-year period following the termination date, with the total reimbursements capped at 15% of base salary as of the termination date;
■	Continuation of medical and welfare benefits (including life and accidental death and dismemberment and disability insurance coverage) for such individual (and covered spouse and dependents), at the same premium cost and coverage level as in effect as of the change in control date, for three years (in the case of Messrs. Graves and Antoniazzi) and two years (in the case of Ms. Ponessa) following the date of termination (or, if earlier, the date on which substantially similar benefits at a comparable cost are available from a subsequent employer) or, if such benefits continuation is not permissible under the applicable plan or would result in adverse tax consequences, cash benefits in lieu thereof under the upated Executive Severance Agreements; and
■	Continuation of retirement benefits for three years (in the case of Messrs. Graves and Antoniazzi) and two years (in case of Ms. Ponessa) following the date of termination of the annual Company contribution made on the NEO’s behalf to the Company’s qualified retirement plan and the Company’s nonqualified retirement plan as in effect immediately prior to the date of the change in control (excluding any pre-tax or post-tax contribution authorized by an NEO).

The Executive Severance Agreements provide that if the amounts to be received in connection with a change in control would trigger the excise tax on parachute payments, either the payments will be lowered so as not to trigger the excise tax, or they will be paid in full subject to the tax, whichever produces the better net after-tax position.

EQUITY AWARDS

To the extent that the successor of the surviving entity (or its parent) had continued or assumed equity awards upon the change in control, but the NEO’s employment was terminated without cause or the NEO resigned for good reason within the 24 months following the change in control all outstanding and unvested stock options and RSUs would have vested, subjected to execution of a release of claims.

To the extent that a change in control had occurred on December 31, 2021, and the successor or the surviving entity (or its parent) had failed to continue or assume equity awards, then under the terms of those awards all outstanding and unvested stock options and RSUs would have vested on the change in control.

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Generally, the following definitions apply to our equity grants:

■	A “Change in Control” is generally the acquisition of 20% or more of our common stock; a substantial change in the composition of our Board such that the current Board no longer constitutes a majority; a merger, sale of substantially all of the assets or acquisition, unless the beneficial owners prior to the transaction own more than 60% of the resulting corporation.
■	“Cause” generally means a wilful and continued failure to substantially perform the executive’s material employment duties, wilful and deliberate conduct which is materially injurious to the Company, or having been convicted to a felony on or prior to the Change in Control.
■	“Good Reason” generally means the assignment of duties materially inconsistent with the executive’s duties and status as an employee or reduction in the nature of the duties, the Company’s requiring the executive to be based at a location which is at least 50 miles further from the office where the executive is located at the time of the Change in Control, or a reduction in base salary, each of which the Company has failed to cure after receiving notice from the Named Executive Officer.

DEATH OR DISABILITY

In the event of a termination of an NEO’s employment due to death or disability, the NEO would not be entitled to severance pay or benefits, and outstanding equity incentive awards will be treated as follows:

■	All outstanding and unvested stock options will fully vest and become exercisable, and will remain exercisable for up to five years following the date of termination; and
■	All outstanding and unvested RSUs will fully vest.

RETIREMENT

Our IPO awards contain accelerated vesting provisions for a grantee who becomes retirement eligible. However, none of the NEOs are currently retirement eligible, nor will they become retirement eligible during the vesting period applicable to their outstanding IPO Awards. The equity awards granted in 2021 do not contain retirement vesting provisions.

CAUSE

In the event of a termination of an NEO’s employment for cause, all outstanding and unvested equity awards will be cancelled, and all vested stock option awards will expire immediately.

PAUL GRAVES
Executive Benefits and Payments Upon Termination(1) or Change in Control	Change in Control Termination ($)		Termination Without Cause* ($)		Death or Disability ($)
Cash Severance	4,800,000	(2)	1,600,000	(3)	N/A
Annual Incentive	824,000	(4)	800,000	(5)	–
Stock Options	1,792,068	(6)	984,005	(7)	1,792,068	(6)
Restricted Stock Units	2,411,596	(8)	1,210,540	(9)	2,411,596	(8)
Company Contributions to Savings Plans	368,190	(10)	–		–
Welfare Benefits	77,617	(11)	24,713	(12)	–
Transition Benefits	120,000	(13)	20,000	(14)	–
Best Net After-Tax Forfeiture	(793,130)	(15)	N/A		N/A
TOTAL	9,600,343		4,639,258		4,203,665

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GILBERTO ANTONIAZZI
Executive Benefits and Payments Upon Termination(1) or Change in Control	Change in Control Termination ($)		Termination Without Cause* ($)		Death or Disability ($)
Cash Severance	1,920,000	(2)	640,000	(3)	N/A
Annual Incentive	238,500	(4)	240,000	(5)	–
Stock Options	531,204	(6)	316,292	(7)	531,204	(6)
Restricted Stock Units	697,097	(8)	366,895	(9)	697,097	(8)
Company Contributions to Savings Plans	187,657	(10)	–		–
Welfare Benefits	76,951	(11)	24,713	(12)	–
Transition Benefits	60,000	(13)	20,000	(14)	–
Best Net After-Tax Forfeiture	0	(15)	N/A		N/A
TOTAL	3,711,410		1,607,900		1,228,301

SARA PONESSA
Executive Benefits and Payments Upon Termination(1) or Change in Control	Change in Control Termination ($)		Termination Without Cause* ($)		Death or Disability ($)
Cash Severance	1,120,000	(2)	560,000	(3)	N/A
Annual Incentive	216,300	(4)	210,000	(5)	–
Stock Options	340,742	(6)	196,802	(7)	340,742	(6)
Restricted Stock Units	451,542	(8)	233,365	(9)	451,542	(8)
Company Contributions to Savings Plans	90,288	(10)	–		–
Welfare Benefits	51,079	(11)	24,713	(12)	–
Transition Benefits	52,500	(13)	20,000	(14)	–
Best Net After-Tax Forfeiture	(341,302)	(15)	N/A		N/A
TOTAL	1,981,149		1,244,881		792,284
*	Amounts shown generally reflect the amounts specified in the Severance Guidelines, which are not contractually guaranteed.
(1)	On December 31, 2021, Messrs. Graves and Antoniazzi and Ms. Ponessa were not eligible to retire.
(2)	The amount shown is equal to three times (two times for Ms. Ponessa) the sum of base salary plus target annual incentive, calculated by using the highest annualized base salary and target annual incentive available to the NEO during his/her career with the Company.
(3)	The amount shown is equal to the sum of 12 months of base salary plus target annual incentive.
(4)	The amount shown is the pro rata amount of any annual incentive award payable in the year of separation. This is the same annual incentive amount reported in the Summary Compensation Table because the table assumes termination would have occurred on the last day of the fiscal year.
(5)	The amount shown is the prorated target bonus for the year of termination based on the Severance Guidelines.
(6)	All unvested stock options will vest upon the change in control, even if the NEO was not terminated, if the surviving entity fails to continue or assume the award. The amount shown is the value of all unvested stock options based upon the difference between the exercise price and the stock price of $24.38 at December 31, 2021. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.
(7)	The Executive Severance Guidelines provide that all options that would have vested within one year following termination will become exercisable on their regularly scheduled dates. As noted above, the Executive Severance Guidelines are not binding on the Company and are intended to serve merely as guidelines, with the Compensation Committee retaining the ultimate discretion to modify them for any specific termination. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price of $24.38 on December 31, 2021. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.
(8)	All unvested restricted stock units will vest upon the change in control, even if the NEO was not terminated, if the surviving entity fails to continue or assume the award. The amount shown is the market value of all unvested restricted stock units based on the stock price of $24.38 on December 31, 2021.
(9)	Unvested restricted stock units will vest pro rata, with such pro ration calculated as described on page 51.

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(10)	The amount shown is equal to three times (two times for Ms. Ponessa) the sum of the annual Company contributions made on the Executive’s behalf to the Livent Savings and Investment Plan and the Livent Nonqualified Savings Plan.
(11)	Welfare benefits of health care and dental, life insurance and disability insurance continue for three years (two years for Ms. Ponessa). The amounts shown are the estimated cost to the Company for such benefits during the period.
(12)	Welfare benefits of health care and dental insurance continue for one year. The amounts shown are the estimated cost to the Company for such benefits during the period.
(13)	The executives are entitled to outplacement services, which are capped at 15% of the NEO’s base salary. The actual amounts paid in respect of such services will be determined based upon the outplacement services obtained, if any, by an NEO upon termination. However, the amounts reflected in the table represent the maximum amounts that could be paid by the Company in respect of these services.
(14)	The executives are entitled to outplacement services up to $20,000, plus financial and tax planning services for the last calendar year of employment. Executives generally receive an allowance for financial planning and tax benefits, which are not shown in the table because they would have already been used by an executive terminated on December 31, 2021.
(15)	The NEO severance agreements provide that, if the amounts to be received upon a change in control would trigger the excise tax on parachute payments, either the payments will be lowered so as not to trigger the excise tax, or they will be paid in full subject to the tax, whichever produces the better net after-tax position. The benefits of Mr. Graves and Ms. Ponessa exceeded the triggering amount, and forfeiture of benefits resulted in a better after-tax situation than the receipt of full benefits with payment of the excise tax. Therefore, we have shown amounts that they would have forfeited upon a theoretical termination of employment on December 31, 2021 in the table. The amount shown does not take into account any possible reductions related to “reasonable compensation” for services before and/or after the change in control date.

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VII. OTHER MATTERS

NOTICE AND ACCESS

As permitted by the SEC, we are furnishing to stockholders our Notice of the Annual Meeting, this Proxy Statement and our Annual Report primarily over the internet. On or about March 17, 2022, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, we are permitted to deliver a single copy of the Notice of Internet Availability and, if a stockholder requested printed versions by mail, our proxy materials, including this proxy statement and our annual report, to stockholders sharing the same address who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account who requests a paper copy of the proxy materials.

We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability and, if a stockholder requested printed versions by mail, the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of the Notice of Internet Availability or our proxy materials, or if you received multiple copies and wish to request householding in the future, you may make such request by writing to our Corporate Secretary at Livent Corporation, 1818 Market Street, Philadelphia, PA 19103.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials for the annual meeting of stockholders this year or future years, you may call Broadridge Investor Communications Services toll-free at (866) 540-7095 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

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AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met five times, including three telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

■	Reviewed and discussed the audited consolidated and combined financial statements for the fiscal year ended December 31, 2021 with management and KPMG, the company’s independent registered public accounting firm;
■	Discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees” and any applicable SEC requirements;
■	Discussed various matters with KPMG related to the Company’s consolidated and combined financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and
■	Received the written disclosures and the letter from KPMG as required by the Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The preceding report has been furnished by the following members of the Audit Committee:

Michael F. Barry, Chairman
G. Peter D’Aloia
Christina Lampe-Önnerud
Steven T. Merkt

EXPENSES RELATING TO THIS PROXY SOLICITATION

The Company will pay all expenses relating to this proxy solicitation. Company officers, directors and employees may solicit proxies by personal interview, mail, telephone, and electronic communications by directors, officers, and other Livent employees without extra compensation for that activity. In addition, we have retained Georgeson LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm $10,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, email, facsimile transmission, electronic transmission or personal solicitation by certain of our directors, officers or other employees. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Company stock and obtaining the proxies of those owners.

SARA PONESSA

Vice President,

General Counsel and Secretary

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APPENDIX A-1  PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION - BOARD DECLASSIFICATION

If Proposal 4 is approved by stockholders at the 2022 Annual Meeting, the following amendments to Article 5 of the Certificate of Incorporation will be approved.1

5. The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

* * * * *

(b)	The number of directors which shall constitute the whole Board of Directors shall be fixed by, and may be amended from time to time by, resolution adopted by affirmative vote of a majority of the whole Board of Directors except that such number shall not be less than three (3) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. ~~The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2019, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2020, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2021, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation beginning in 2019, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~

~~Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.~~

~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Section (b) of Article 5 unless expressly provided by such terms.~~

~~Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may only be removed from office for cause.~~

1	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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APPENDIX A-2  PROPOSED AMENDMENT TO AMENDED AND RESTATED BY-LAWS - BOARD DECLASSIFICATION

If Proposal 4 is approved by stockholders at the 2022 Annual Meeting, the following amendments to Article 4 of the By-Laws will be approved.²

4. Directors

SECTION 1. Election, Number and Term of Office.

(a)	Manner of Election. Except as provided in Section 7 of this Article, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders called for the purpose of the election of Directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of Directors generally. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes “withheld” with respect to that Director.

(b)	Number of Directors; Term of Office. The number of Directors of the Corporation which shall constitute the whole Board shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15) ~~the exact number to be seven (7) until~~ [unless] otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. ~~As set forth in Article 5 of the Certificate of Incorporation~~ [Prior to the Corporation’s 2023 annual meeting of stockholders], the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in ~~2019~~[2023], the term of office of the Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in ~~2020~~[2024], and the term of office of the Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in ~~2021~~[2025], subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation ~~beginning in 2019~~[until and including the 2022 annual meeting of stockholders], the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. [Until immediately prior to the Corporation’s 2025 annual meeting of stockholders, if]If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

[At the Corporation’s 2023 annual meeting of stockholders and thereafter, each director who is up for election shall be elected to serve for a term of one (1) year and shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office; provided, that any director elected or appointed prior to the Corporation’s 2023 annual meeting of stockholders shall complete the term to which such director has been elected or appointed. Commencing at the Corporation’s 2025 annual meeting of stockholders and thereafter, the directors shall not be divided into separate classes. Prior to the Corporation’s 2025 annual meeting of stockholders, the Board shall be deemed to be classified for purposes of Section 141 of the DGCL.]

* * * * *

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SECTION 3. Removal of Directors. ~~Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances~~[Until immediately prior to the Corporation’s 2025 annual meeting of stockholders], directors may only be removed for cause. [Commencing at the Corporation’s 2025 annual meeting of stockholders and thereafter, any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the then-outstanding Voting Stock, voting as a single class.]

* * * * *

SECTION 7. Vacancies on Board. Vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. [Until the completion of the 2024 annual meeting of stockholders (a) any]~~Any~~ Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall coincide with the remaining term of the class of Directors to which he [or she] is elected.[, and (b) any]~~A~~ Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his [or her] predecessor. [Following the completion of the 2024 annual meeting of stockholders, any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office until the next election of directors, and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.] The Board of Directors shall not fill a Director vacancy or newly created Directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, the same form of resignation as is described under Section 4 of this Article 4 (Conditions for Nomination).

* * * * *

[SECTION 13. Rights of Preferred Stockholders. Notwithstanding anything to the contrary in this Article 4, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.]

2	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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APPENDIX B  PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION - ELIMINATION OF SUPERMAJORITY VOTING

If Proposal 5 is approved by stockholders at the 2022 Annual Meeting, the following amendments to Articles 8 and 9 of the Certificate of Incorporation will be approved.3

8. Certain Business Combinations

SECTION 1. . Vote Required for Certain Business Combinations.

(a)	Higher Vote for Certain Business Combinations. Following the Trigger Date, in addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article 8:

(i)	any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii)	any merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

(iii)	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v)	any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of ~~at least 80%~~ a majority of the then-outstanding Voting Stock, voting together as a single class (it being understood that for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

* * * * *

SECTION 2. ~~When Higher Vote is Not Required~~[RESERVED].

~~The provisions of Section 1 of this Article 8 shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

* * * * *

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9. Amendment.

(a)	Notwithstanding anything contained in this Certificate of Incorporation to the contrary, ~~paragraphs (b) and (i) of Article 5 hereof, this Article 9 (Amendment), Articles 6 (Section 203 of the Delaware Act), 7 (Certain Corporate Opportunities), 8 (Certain Business Combinations) and 10 (Exclusive Forum) hereof, and~~ paragraph (b) of Section 1 of Article 3 (Special Meetings), [and] Section 5 of Article 3 (Business Brought Before a Meeting) ~~and Sections 1 (Election, Number and Term of Office) and 2 (Nomination of Directors) of Article 4 (Directors)~~ of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80%[a majority] of the then-outstanding Voting Stock, voting together as a single class. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the then-outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article 9.~~

3	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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APPENDIX C  PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION - ELIMINATION OF OBSOLETE PROVISIONS

If Proposal 6 is approved by stockholders at the 2022 Annual Meeting, the following amendments to Articles 7 and 8 of the Certificate of Incorporation will be approved.4

7. [RESERVED] ~~Certain Corporate Opportunities.~~

~~SECTION 1. In anticipation of the possibility (i) that the Corporation will not be a wholly-owned subsidiary of FMC Corporation and that FMC Corporation may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of FMC Corporation, (iii) that the Corporation and FMC Corporation may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with FMC Corporation (including possible service of officers and directors of FMC Corporation as officers and directors of the Corporation), the provisions of this Article 7 are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation as they may involve FMC Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~

~~SECTION 2. Except as may be otherwise provided in a written agreement between the Corporation and FMC Corporation, FMC Corporation shall have the right to, and shall have no duty to refrain from, (i) engaging in the same or similar activities or lines of business as the Corporation, (ii) doing business with any potential or actual customer or supplier of the Corporation, and (iii) employing or otherwise engaging any officer or employee of the Corporation, and, to the fullest extent permitted by law, neither FMC Corporation nor any officer or director thereof (except as provided in Section 4 of this Article 7) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of FMC Corporation.~~

~~SECTION 3. In the event that FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both FMC Corporation and the Corporation, FMC Corporation shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that FMC Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present or communicate information regarding such corporate opportunity to the Corporation.~~

~~SECTION 4. In the event that a director or officer of the Corporation who is also a director or officer of FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and FMC Corporation, such director or officer of the Corporation shall, to the fullest extent permitted by law, (i) have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity; (ii) not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that FMC Corporation pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation; (iii) be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of this Certificate of Incorporation; and (iv) be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal benefit therefrom for the purposes of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:~~

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~~(a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of FMC Corporation, shall belong to the Corporation, unless such opportunity is expressly offered to such person in his or her capacity as a director of FMC Corporation in which case such opportunity shall belong to FMC Corporation~~

~~(b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of FMC Corporation shall belong to the Corporation only if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to FMC Corporation; and~~

~~(c) a corporate opportunity offered to any person who is an officer of both the Corporation and FMC Corporation shall belong to FMC Corporation unless such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, in which case such opportunity shall belong to the Corporation.~~

~~SECTION 5. If any contract, agreement, arrangement or transaction between the Corporation and FMC Corporation involves a corporate opportunity and is approved in accordance with the procedures set forth in Section 7, FMC Corporation and its officers and directors shall also for the purposes of this Section 5 and the other provisions of this Certificate of Incorporation: (i) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders; (ii) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation; and (iii) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article 7, this Certificate of Incorporation, the By-Laws, the Delaware Act and other applicable law.~~

~~SECTION 6. Any corporate opportunity that belongs to FMC Corporation or the Corporation pursuant to this section shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity.~~

~~SECTION 7. Any contract or business relation that does not comply with the procedures set forth in this Section 7 shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the By-Laws, the Delaware Act and other applicable law.~~

~~(a) No contract, agreement, arrangement or transaction between the Corporation and FMC Corporation shall be void or voidable solely for the reason that FMC Corporation is a party thereto, and FMC Corporation and its directors and officers (i) shall have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto; (ii) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction; (iii) shall be deemed to have acted in good faith and in a manner they reasonably believed to be in and not opposed to the best interests of the Corporation for purposes of this Certificate of Incorporation; and (iv) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom for the purposes of this Certificate of Incorporation, if:~~

~~(i)    the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes such contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;~~

~~(ii)   the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by the holders of shares of Common Stock entitled to vote thereon, and such contract, agreement, arrangement or transaction is specifically approved in good faith by the affirmative vote of a majority of the votes entitled to be cast thereon by the holders of the then-outstanding Common Stock, except shares of Common Stock that are beneficially owned or the voting of which is controlled by FMC Corporation; or~~

~~(iii)  such contract, agreement, arrangement or transaction, when viewed in light of the circumstances at the time of the commitment, is fair to the Corporation.~~

~~(b) Directors of the Corporation who are also directors or officers of FMC Corporation may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of Common Stock owned by FMC Corporation may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction.~~

~~(c) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.~~

~~(d) For purposes of this Section 7, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability company, trust, association or other entity in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be~~

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~~a contract, agreement, arrangement or transaction with the Corporation.~~

~~SECTION 8. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 7.~~

~~SECTION 9. For purposes of this Article 7 only:~~

~~(a) A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the By-Laws of the Corporation), unless such person is an employee of the Corporation; and~~

~~(b) The term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty (50) percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “FMC Corporation” shall mean FMC Corporation, a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which FMC Corporation beneficially owns (directly or indirectly) fifty (50) percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.~~

~~SECTION 10. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article 7 shall terminate, expire and have no further force and effect on the date that (i) FMC Corporation ceases to beneficially own Common Stock representing at least twenty (20) percent of then- outstanding Voting Stock and (ii) no person who is a director or officer of the Corporation is also a director or officer of FMC Corporation. Neither the alteration, amendment, termination, expiration or repeal of this Article 7 nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 7 shall eliminate or reduce the effect of this Article 7 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 7, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.~~

8. Certain Business Combinations

* * * * *

SECTION 3. Certain Definitions. For the purposes of this Article 8:

* * * * *

(b) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then-outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder ~~other than FMC Corporation~~, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

* * * * *

(e) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated pursuant to the Exchange Act~~; provided that FMC Corporation shall in no event be deemed to be an “Affiliate” or “Associate” of the Corporation prior to the Trigger Date.~~

4	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 4, 2022

LIVENT CORPORATION
1818 MARKET STREET
PHILADELPHIA, PA 19103
ATTN: SARA PONESSA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline to vote before the meeting by Internet is 11:59 p.m. Eastern Time on April 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LTHM2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D70801-P65041-Z81606

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVENT CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1. Election of three Class I Directors (nominees 1a.-1c.) to terms expiring in 2025, as set forth in the Proxy Statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Michael F. Barry	☐	☐	☐
1b. Steven T. Merkt	☐	☐	☐
1c. Pablo Marcet	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐
3. Advisory (non-binding) vote on named executive officer compensation.	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 4, 5 and 6:	**For**	**Against**	**Abstain**
4. Amendments to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the board of directors.	☐	☐	☐
5. Amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.	☐	☐	☐
6. Amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate obsolete provisions.	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 4, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70802-P65041-Z81606

PROXY
LIVENT CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gilberto Antoniazzi and Sara Ponessa, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Livent Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Livent Corporation to be held at 2:00 P.M., Tuesday, April 26, 2022, via live webcast at www.virtualshareholdermeeting.com/LTHM2022 or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE